YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 6 IN THE PROSPECTUS.

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer
The 1999-A Term Notes represent obligations of the Trust only and do not represent obligations of or interests in, and are not guaranteed to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
by, Wholesale Auto Receivables Corporation, General Motors Acceptance Corporation or any of their affiliates.
This prospectus supplement may be used to offer and sell the        Term Notes
only if accompanied by the prospectus.

                                                                    EXHIBIT 99.6
                   SUBJECT TO COMPLETION, DATED JUNE 2, 1999
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED             , 1999

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST [ ]
[$              ] Floating Rate Asset Backed Term Notes, Series [ ]

WHOLESALE AUTO RECEIVABLES CORPORATION
Seller

GENERAL MOTORS ACCEPTANCE CORPORATION
Servicer

                       The Trust will issue [            ] Term Notes to the
                       public--

                            --------------------------------------------------------------
                             Principal amount                [$          ]
                            --------------------------------------------------------------
                             Interest rate                   [One-Month] LIBOR plus      %
                                                             annually
                            --------------------------------------------------------------
                             Targeted final payment date     200 Distribution Date
                            --------------------------------------------------------------
                             Price to public                 %
                            --------------------------------------------------------------
                             Underwriting discount           %
                            --------------------------------------------------------------
                             Proceeds to seller              [$          ]
                            --------------------------------------------------------------

                       The Trust will also issue the following securities, which are not offered hereby--

                       - [          ] Revolving Note, with a maximum revolver
                         balance of [$          ].

                       - Class [          ] Certificates, with a certificate
                         balance of [$          ].

                       CREDIT ENHANCEMENT

                       - Reserve Fund, with a deposit of [$          ].

                       - Cash Accumulation Reserve Fund, with a deposit of
                         [$          ].

                       - The Certificates are subordinated to all of the Notes.

This prospectus supplement and the accompanying prospectus relate only to the
offering of the [       ] Term Notes. The Revolving Note and the Certificates
are not offered under these documents.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter
                             [NAME OF UNDERWRITER]

                                           , 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the [         ] Term Notes in two
separate documents:

          (a) the prospectus, which provides general information and terms of the Term Notes, some of which may not apply to a particular series of Term
     Notes, including the [         ] Term Notes.

          (b) this prospectus supplement, which will provide information regarding the pool of contracts held by the Trust and will specify the
     terms of the [         ] Term Notes.

     IF THE TERMS OF THE [         ] TERM NOTES VARY BETWEEN THE PROSPECTUS AND
THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with
other or different information. We are not offering the [         ] Term Notes
in any state where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

     You can find a listing of the pages where certain capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" which appears at the end of this prospectus supplement. Certain capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the prospectus.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
                   PROSPECTUS SUPPLEMENT

SUMMARY.....................................................     S-2
RISK FACTORS................................................     S-7
THE TRUST...................................................     S-8
THE U.S. PORTFOLIO..........................................     S-9
THE POOL OF ACCOUNTS........................................    S-12
THE [         ] TERM NOTES..................................    S-13
THE REVOLVING NOTES.........................................    S-16
THE [         ] CERTIFICATES................................    S-18
THE TRANSFER AND SERVICING AGREEMENTS.......................    S-20
ERISA CONSIDERATIONS........................................    S-46
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................    S-46
UNDERWRITING................................................    S-47
LEGAL OPINIONS..............................................    S-48
INDEX OF PRINCIPAL TERMS....................................    S-49
                         PROSPECTUS

SUMMARY OF TERMS............................................       3
RISK FACTORS................................................       6
THE SERVICER................................................      10
THE SELLER..................................................      10
THE TRUSTS..................................................      11
USE OF PROCEEDS.............................................      12
THE DEALER FLOOR PLAN FINANCING BUSINESS....................      12
THE ACCOUNTS................................................      18
MATURITY AND PRINCIPAL CONSIDERATIONS.......................      18
THE TERM NOTES..............................................      19
THE REVOLVING NOTES.........................................      32
THE CERTIFICATES............................................      32
THE TRANSFER AND SERVICING AGREEMENTS.......................      33
CERTAIN LEGAL ASPECTS.......................................      55
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................      58
STATE AND LOCAL TAX CONSEQUENCES............................      66
ERISA CONSIDERATIONS........................................      66
PLAN OF DISTRIBUTION........................................      67
LEGAL OPINIONS..............................................      68
WHERE YOU CAN FIND MORE INFORMATION.........................      68
INCORPORATION BY REFERENCE..................................      69
GLOSSARY OF TERMS...........................................      70

                        SUMMARY OF TRANSACTION PARTIES*

                                 GENERAL MOTORS
                                   ACCEPTANCE
                                   CORPORATION
                              (Originator, Servicer
                                    and Swap
                                  Counterparty)


                                    WHOLESALE
           Servicer/                  AUTO
        Swap Counterparty          RECEIVABLES
                                  CORPORATION
                                    (Seller)



                                    SUPERIOR                            (Owner Trustee)
                                    WHOLESALE
                                    INVENTORY
                                    FINANCING
                                     TRUST __
                                    (Issuer)

                                                                     (Indenture Trustee)

                                           [_______]
[____] TERM NOTES                        REVOLVING NOTE                        [_____] CERTIFICATES
                                       (not offered hereby)                    (not offered hereby)

(*) This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

                                    SUMMARY

     - This Summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of this offering of the
       [       ] Term Notes, carefully read this entire document and the
       accompanying prospectus.

THE PARTIES

Issuer/Trust

Superior Wholesale Inventory Financing Trust   , a Delaware business trust
formed by the Seller.

Seller

Wholesale Auto Receivables Corporation, a wholly-owned subsidiary of GMAC.

Servicer

GMAC, a wholly-owned subsidiary of General Motors Corporation.

Indenture Trustee

[                     ]

Owner Trustee

[                          ]

CAPITALIZATION OF THE TRUST

General

On the initial closing date,        ,      , the Trust will issue the following
securities:

- [$               ] Floating Rate Asset Backed Term Notes, Series [       ],
  which we refer to as the "[       ] TERM NOTES." The [     ] Term Notes will
  bear interest, payable monthly, at a rate equal to one-month LIBOR plus
  [     ] basis points annually.

- Floating Rate Asset Backed Revolving Note, Series [          ] with a maximum
  revolver balance of [$               ], which we refer to as the "[          ]
  REVOLVING NOTE."

- [$               ] Floating Rate Asset Backed Certificates, Class
  [          ], which we refer to as the "[          ] CERTIFICATES."

Only the [       ] Term Notes are offered hereby. The [          ] Revolving
Note and the [       ] Certificates will initially be retained by the Seller and
are not offered hereby. An interest in the [       ] Revolving Note will be sold
in a private placement.

The [       ] Term Notes will be registered in the name of the nominee for the
Depository Trust Company. You may hold your [       ] Term Notes through the
book-entry systems of DTC in the United States or Cedelbank or Euroclear in Europe.

After the initial closing date, the Trust may issue from time to time additional series of Term Notes and Revolving Notes and additional Certificates.

We use the term "Notes" to mean the [       ] Term Notes, the [          ]
Revolving Note issued on the initial closing date and any additional series of Term Notes or Revolving Notes. We use the term "Securities" to mean the Notes,
the [          ] Certificates and any additional Certificates.

Subordination

The [       ] Certificates will be subordinated to all series of Notes. The
[       ] Certificates will receive no principal until the Notes are fully paid or an allocation of principal sufficient to fully pay the Notes has been made.
The [          ] Revolving Note and the [       ] Term Notes will generally have
equal priority in
payments, although the timing of payments may vary.

Basis Swaps

On the initial closing date, the Trust will enter into a basis swap for the
benefit of the [       ] Term Notes. The swap counterparty, GMAC, will pay to
the Trust on each distribution date, interest at a per annum rate of LIBOR plus
[     %]. The Trust will pay the swap counterparty interest at a per annum rate equal to the prime rate. Only the net amount due by the Trust or by the swap counterparty, as the case may be, will be remitted. The Trust will enter into
similar basis swaps with GMAC for the benefit of the [       ] Revolving Note
and the [       ] Certificates.

PAYMENTS ON THE [       ] TERM NOTES

Interest

- The Trust will pay interest on the [       ] Term Notes monthly, on the [15th]
  day of each month (or on the next business day), which we refer to as the
  "DISTRIBUTION DATE." The first distribution date is [             ,      ].

- The prospectus and this prospectus supplement describe how the available funds
  are allocated to interest payments on the [       ] Term Notes and other
  Securities.

- The Trust will pay interest on the [       ] Term Notes based on the [actual
  number of days] elapsed and a [360-day year]. Interest will accrue from and including the initial closing date, or from and including the most recent distribution date on which interest has been paid to but excluding the current distribution date.

Principal Payments

- We expect that the Trust will pay the entire principal balance of the
  [       ] Term Notes on their targeted final payment date, which is the
  distribution date in [     ] 200[ ].

- Starting approximately five months before this targeted final payment date, the Servicer will calculate the number of months in which the Trust will
  allocate principal collections to the repayment of the [       ] Term Notes on
  the targeted final payment date. We refer to this period as the "PAYMENT PERIOD." The Trust will accumulate the allocated principal collections during
  the payment period in an account for the [       ] Term Notes.

- The Trust could make principal payments on the [       ] Term Notes sooner
  than the targeted final payment date if a "RAPID AMORTIZATION EVENT" occurs.
  The rapid amortization events for the [       ] Term Notes are:

- General Motors, GMAC or the Seller becomes insolvent;

- the [       ] Term Notes are not paid in full by their stated final payment date;

- the Trust or the Seller is required to register under the Investment Company Act; and

- the balance in the cash accumulation reserve fund declines below [$       ].

On each distribution date after the occurrence of a rapid amortization event, the Trust will apply allocated principal collections and other available funds
to repay principal on the [       ] Term Notes.

- It is also possible that the Trust will not repay the entire principal balance
  of the [       ] Term Notes on or before the targeted final payment date. If principal collections are slower than anticipated during the payment period, then the payment of principal on the targeted final payment date could be
  insufficient to repay all of the [       ] Term

  Notes' principal balance. In that case, allocable principal collections will
  be applied to the repayment of principal on the [       ] Term Notes on
  subsequent distribution dates.

- All unpaid principal on the [       ] Term Notes will be due on the stated
  final payment date, which is the distribution date in [             ] 200[ ].
  Failure to pay the [             ] Term Notes in full on the stated final
  payment date will result in an event of default and a rapid amortization event.

- The Servicer may repurchase all of the remaining receivables when:

  - the daily Trust balance is equal to or less than [10%] of the highest sum, at any time since the initial closing date, of the daily Trust balance plus cash held by the Trust plus deposits in the cash accumulation account and the Note distribution account, and

  - either no Term Notes are outstanding or the wind down period is in effect.

CREDIT ENHANCEMENT AND LIQUIDITY

The [       ] Term Notes will be repaid primarily from principal and interest collections on the receivables. In addition, there are several additional sources from which funds will be available to pay principal and interest on the
[       ] Term Notes as well as other payments which the Trust must make, including:

- The basis swap for the [       ] Term Notes;

- Any excess of the interest collected on the receivables over the interest and basis swap expense of the Trust;

- Advances by the Servicer to the Trust in some circumstances;

- Subordination of payments on the Certificates to payments on the Notes;

- Monies in the reserve fund; and

- In some circumstances, monies in the cash accumulation reserve fund.

ASSETS OF THE TRUST

The primary assets of the Trust will be a revolving pool of receivables arising under floor plan financing agreements between GMAC and a group of retail automotive dealers franchised by General Motors. These agreements are lines of credit which dealers use to purchase new and used motor vehicles manufactured or distributed by General Motors and other motor vehicle manufacturers and distributors. We refer to the dealers' obligations under these agreements as "RECEIVABLES."

The receivables will be sold by GMAC to the Seller, and then by the Seller to the Trust. The Trust will grant a security interest in the receivables and other Trust property to the Indenture Trustee on behalf of the Noteholders. The Trust property will also include:

- Basis swaps for the [       ] Term Notes, the [       ] Revolving Note and the
  [       ] Certificates;

- Security interests in the collateral securing the dealers' obligation to pay the receivables, which will include vehicles and may include parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

- Amounts held on deposit in trust accounts maintained for the Trust;

- Any recourse GMAC has against the dealers under the floor plan financing agreements;

- Certain rights of the Seller under its purchase agreement with GMAC; and

- All rights of the Trust under its sale and servicing agreement with the Seller.

Revolving Pool

As new receivables arise, they will ordinarily be transferred to the Trust on a daily basis. At the same time, prior to the date on which funds will first be
set aside for payments on the [       ] Term Notes, the Trust will ordinarily
use principal collections on the receivables to purchase new receivables from
the Seller or to pay down the principal balance on the [       ] Revolving Note.
The Trust could also retain principal collections and invest them in eligible investments, if sufficient new receivables were not available.

Cash Accumulation

If a "CASH ACCUMULATION EVENT" occurs, the Trust will retain all of the
principal collections allocable to the [       ] Term Notes and will invest them
in eligible investments in a cash accumulation account dedicated to the
[       ] Term Notes. The Trust will continue to invest these funds in eligible
investments until the targeted final payment date for the [       ] Term Notes,
or until any sooner repayment following the occurrence of a rapid amortization event. Cash accumulation events generally occur upon defaults under the underlying transaction agreements and upon failure to satisfy various performance tests or measurements on the pool of receivables (e.g., the payment rate on the receivables, the composition of the receivables pool, the characteristics of the receivables and the amount on deposit in the reserve fund). Each of the early amortization events identified in the prospectus under "The Transfer and Servicing Agreements--Early Amortization Events" is a cash accumulation event, other than those which are rapid amortization events.

In addition, the termination of any basis swap identified in this prospectus supplement is generally also a cash accumulation event.

RESERVE FUNDS

- On the closing date, the Seller will deposit [$          ] in cash or eligible
  investments into the reserve fund. If available, amounts will be added or released on each distribution date to maintain the balance at a specified reserve amount.

- To the extent that funds from principal and interest collections on the receivables and net receipts on the basis swaps are not sufficient to pay the monthly servicing fee, net amounts under the basis swaps and to make required distributions on the Notes, the Trust will withdraw cash from the reserve fund for that purpose.

- On any distribution date, after the Trust pays the monthly servicing fee and makes all deposits or payments due on the Notes, the amount in the reserve fund may exceed the specified reserve amount. If so, the Trust will pay the excess to the Seller.

- On the closing date, the Seller will deposit [$          ] in cash or eligible
  investments into the cash accumulation reserve fund. This account will
  supplement the funds available to pay interest on the [       ] Term Notes if
  a cash accumulation event occurs. Amounts will be added or released on each distribution date to maintain the balance at a specified reserve amount.

SERVICING FEES

The Trust will pay the Servicer a monthly [1%] per annum servicing fee as compensation for servicing the receivables.

TAX STATUS

In the opinion of Kirkland & Ellis, special tax counsel, the [       ] Term
Notes will be characterized as indebtedness for Federal income tax purposes.

Each Term Noteholder, by the acceptance of a [       ] Term Note, will agree to
treat the [       ] Term Notes as indebtedness for federal, state and local
income and franchise tax purposes.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," an employee benefit plan subject to the Employee Retirement Income Security Act of
1974 may purchase the [       ] Term Notes. An employee benefit plan should
consult with its counsel before purchasing the [       ] Term Notes.

RATINGS

- We will not issue the [       ] Term Notes unless they are rated in the
  highest rating category for long-term obligations (i.e., "AAA") by at least one nationally recognized rating agency.

- We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement or restore the original rating.

- A rating is not a recommendation to buy the [       ] Term Notes. The rating
  considers only the likelihood that the Trust will pay interest on time and will ultimately pay principal. The rating does not consider either the
  [       ] Term Notes' price, their suitability to a particular investor or the timing of principal payments.

                                  RISK FACTORS

     In addition to the risk factors on pages 6-9 of the prospectus, you should
consider the following risk factor in deciding whether to purchase the [       ]
Term Notes.

YEAR 2000 PROBLEM MAY AFFECT
COLLECTIONS AND DISTRIBUTIONS
OF RECEIPTS ON THE
RECEIVABLES                     We are aware of issues associated with the
                                programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000.
                                Systems that do not properly recognize this information could generate erroneous data or could fail.

                                We have been advised by each of the Servicer and the Indenture Trustee to the extent applicable to its services under the agreements to which it is a party, that it is committed either to (1) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 ready or (2) acquire computer systems that are year 2000 ready in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the Servicer or the Indenture Trustee. In the event that computer problems arise out of a failure of these efforts to be completed on time, or in the event that the computer systems of the Servicer or the Indenture Trustee are not fully year 2000 ready, the resulting disruptions in the collection or distribution of receipts on the receivables could materially and adversely affect your investment.

                                   THE TRUST

     The Issuer, Superior Wholesale Inventory Financing Trust [     ], is a
business trust formed under the laws of the State of Delaware. The Trust will be established and operated pursuant to a Trust Agreement dated on or before
[       ,        ], (the "INITIAL CLOSING DATE").

     The Trust will engage in only the following activities:

          - acquire, hold and manage the Receivables and other assets of the Trust;

          - issue Securities;

          - make payments on the Securities; and

          - take any action necessary to fulfill the role of the Trust in
            connection with the [     ] Term Notes, the [          ] Revolving
            Note, the [     ] Certificates and any additional Securities issued
            by the Trust.

     The Trust's principal offices are in Wilmington, Delaware, in care of
[                       ], as Owner Trustee, at the address listed under "--The
Owner Trustee" below.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the
Initial Closing Date, as if the issuance of the [          ] Term Notes,
[          ] Revolving Note and [          ] Certificates had taken place on
such date and assuming the Specified Maximum Revolver Balance was borrowed on
such date under the [          ] Revolving Note:

[          ] Term Notes...........................    $ [          ]
[          ] Revolving Note.......................      [          ]
[          ] Certificates.........................      [          ]
                                                      --------------
  Total...........................................    $ [          ]
                                                      ==============

     The [          ] Certificates represent the equity of the Trust and will be
issued under the Trust Agreement. The [          ] Certificates will initially
be held by the Seller and are not being offered hereby.

THE OWNER TRUSTEE

     [                       ], a [          ] corporation, is the Owner Trustee
under the Trust Agreement (the "OWNER TRUSTEE"). Its principal offices are
located at [                  ].

THE TRUST ESTATE

     The property of the Trust (the "TRUST ESTATE") will include:

     - the Seller's right, title and interest in, to and under

      - the Eligible Receivables existing in the Accounts included in the Pool
        of Accounts on [          ] (the "INITIAL CUT-OFF DATE")

      - the Eligible Receivables existing in any Additional Accounts added to the Pool of Accounts on the related Additional Cut-Off Date

      - the Eligible Receivables generated under each of the foregoing Accounts from time to time thereafter so long as the Account is included in the Pool of Accounts

      - Collections on all the Eligible Receivables

      - the related collateral security for the Eligible Receivables

     - the Seller's rights and remedies under the Pooling and Servicing Agreement associated with the Receivables transferred to the Trust;

     - the initial Basis Swaps;

     - the reserve funds, owned by the Seller and pledged to the Indenture Trustee, including the Reserve Fund, the Cash Accumulation Reserve Fund and the Certificate Reserve Fund, if any;

     - the following accounts, including the amounts held therein:

      - the Collection Account, including the Cash Collateral Amount

      - the Cash Accumulation Account

      - the distribution accounts for the Term Notes, Revolving Notes and Certificates

      - any other account hereafter established for the benefit of all holders of Securities or for the benefit of a specific series

     - any other Specified Support Arrangement or other assets transferred to the Trust after the Initial Closing Date.

REINVESTMENT OF TRUST PRINCIPAL COLLECTIONS

     Typically, the Trust will use all Trust Principal Collections to purchase new Receivables or pay down the balance on the Revolving Notes. However, during certain periods (e.g., during a Payment Period or Cash Accumulation Period for
the [          ] Term Notes), the Trust will accumulate Trust Principal
Collections and other available amounts allocated to Notes which have accumulation provisions. The Trust will invest the accumulated amounts in Eligible Investments to provide for repayment of principal on those Notes with
the accumulation provisions, such as the [          ] Term Notes, at their
Targeted Final Payment Dates. For a description of the application of principal collections by the Trust in each of these periods, see "Transfer and Servicing
Agreements--Application of Principal Collections to the [          ] Term Notes"
in this Prospectus Supplement.

                               THE U.S. PORTFOLIO

GENERAL

     As of [March 31, 1999], there were approximately [7,400] dealers with active credit lines in the U.S. Portfolio and the total U.S. Portfolio (which includes both owned receivables and serviced receivables) consisted of receivables with an aggregate principal balance of approximately [$20.8] billion. GMAC is the primary source of floor plan financing for General Motors-franchised dealers in the United States. In the [first quarter of 1999], GMAC provided financing for approximately [66.9%] of new factory sales to General Motors dealers in the United States.

     As of [March 31, 1999], receivables with respect to New Vehicles represented approximately [83%] of the aggregate principal amount of all receivables in the U.S. Portfolio. Receivables with respect to Used Vehicles represented approximately [9%] of the aggregate principal amount of all receivables in the U.S. Portfolio. Other receivables (generally receivables with respect to heavy-duty trucks, off-highway vehicles and marine units) represented approximately [8%] of the aggregate principal amount of all receivables in the U.S. Portfolio. As of [March 31, 1999], approximately [61%] of the Used Vehicles in the U.S. Portfolio represented Auction Vehicles. As of [March 31, 1999], the average Account in the U.S. Portfolio provided for credit lines for New Vehicles and Used Vehicles of approximately [227] units and [49] units, respectively, and the average principal balance of receivables thereunder was approximately [$2.6] million and [$0.3] million, respectively.

     In 1998, GMAC streamlined the billing process on its dealer incentive programs. Rather than charge a spread over the Prime Rate and separately distribute dealer incentives, dealers participating in the "Net Billing" program are charged a spread that is reduced by any dealer incentives. As more dealers participate in the Net Billing program, the spread over the Prime Rate charged on the receivables is lower versus prior years. For the [three] months ended [March 31, 1999], the weighted average spread over the Prime Rate charged to dealers in the U.S. Portfolio was approximately [0.4%]. Certain dealers elect not to participate in the Net Billing program and therefore continue to be offered rebates under incentive programs. For the [three] months ended [March 31, 1999], the average annual rate of dealer credits on the U.S. Portfolio ranged between [28] and [42] basis points. The amount of any such credit is applied to a participating dealer's interest charges on floor plan and other loans (if any). We cannot assure you that the spread over the Prime Rate in the future will be similar to historical experience.

     As of [March 31, 1999], the aggregate principal amount financed with respect to dealers assigned to "no credit" status was approximately [$7.2] million or [0.04%] of the aggregate principal amount financed in the U.S. Portfolio.

                                LOSS EXPERIENCE

     The following table sets forth GMAC's average principal balance of receivables and loss experience for the U.S. Portfolio as a whole in each of the periods shown. The U.S. Portfolio includes Fleet Accounts and certain other accounts that are not Eligible Accounts as well as Accounts that meet the eligibility criteria for inclusion in the Trust but were not selected. Thus, the Accounts related to the Trust represent only a portion of the entire U.S. Portfolio and, accordingly, actual loss experience with respect to such Accounts may be different than that of the U.S. Portfolio as a whole. There can be no assurance that the loss experience for Receivables in the future will be similar to the historical experience set forth below. The following historical experience reflects financial assistance and incentives provided, from time to time, by General Motors and GMAC to General Motors-franchised dealers, including those described in the Prospectus under "The Dealer Floor Plan Financing Business--Relationship of the Dealer Floor Plan Financing Business to General

Motors." If General Motors or GMAC reduced or was unable or elected not to provide such assistance or incentives, the loss experience of the U.S. Portfolio, including the Accounts, might be adversely affected. See "Special Considerations--Relationship of Each Trust to General Motors and GMAC" in the Prospectus.

                     LOSS EXPERIENCE FOR THE U.S. PORTFOLIO

                                                             YEAR ENDED DECEMBER 31
                          THREE MONTHS ENDED    ------------------------------------------------
                            MARCH 31, 1999        1998         1997         1996         1995
                          ------------------    ---------    ---------    ---------    ---------
                                                  (DOLLARS IN MILLIONS)
Average Principal
  Receivables
  Balance(1)..........        $19,510.4         $16,859.6    $18,276.0    $16,991.5    $17,559.4
Net Losses
  (Recoveries)(2).....        $     0.4         $    11.8    $   (10.5)   $    (8.1)   $     6.2
Net Losses
  (Recoveries)/
  Liquidations(3).....            0.002%            0.014%      (0.012)%     (0.009)%      0.007%
Net Losses
  (Recoveries)/Average
  Principal
  Receivables
  Balance.............            0.008%(4)         0.070%      (0.058)%     (0.048)%      0.035%

-------------------------
(1) "AVERAGE PRINCIPAL RECEIVABLES BALANCE" is the average of the month-end principal balances of receivables for each of the months during such period.

(2) "NET LOSSES" in any period are gross losses less recoveries for such period. Recoveries include recoveries from collateral security in addition to vehicles.

(3) Liquidations include all principal reductions.

(4) Annualized.

AGING EXPERIENCE

     The following table provides the age distribution of the receivables for all dealers in the U.S. Portfolio as a percentage of total principal balances of receivables outstanding at the date indicated. The aging is based on the receivable's interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason (e.g., if the dealer decides to designate a new vehicle for use as a demonstration unit), the interest commencement date will generally be the date of such reclassification. The actual age distribution with respect to the Receivables related to any Trust may be different because such Receivables will arise in Accounts representing only a portion of the entire U.S.

Portfolio. There can be no assurance that the aging experience for receivables in the future will be similar to the historical experience set forth below.

                    AGE DISTRIBUTION FOR THE U.S. PORTFOLIO

                                                                   YEAR ENDED DECEMBER 31
                                     THREE MONTHS ENDED      ----------------------------------
              DAYS                     MARCH 31, 1999        1998      1997      1996      1995
              ----                   ------------------      ----      ----      ----      ----
1-120............................           80.5%            90.2%     85.1%     82.2%     83.4%
121-180..........................           12.9              4.9       8.0       9.0       7.0
181-270..........................            4.9              2.9       3.5       5.0       5.0
Over 270.........................            1.7              2.0       3.4       3.8       4.6

                             MONTHLY PAYMENT RATES

     The following table sets forth the highest and lowest monthly payment rates for the U.S. Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

                              (principal collections during the period)
Payment Rate %   =   ------------------------------------------------------------
                      (ending principal balance of receivables for such period)

     There can be no assurance that the rate of principal collections for the Accounts in the Pool of Accounts in the future will be similar to the historical experience set forth below. The actual monthly payment rates with respect to such Accounts may be different because, among other reasons, such Accounts will represent only a portion of the entire U.S. Portfolio.

                  MONTHLY PAYMENT RATES FOR THE U.S. PORTFOLIO

                                          THREE MONTHS             YEAR ENDED DECEMBER 31
                                             ENDED           ----------------------------------
                                         MARCH 31, 1999      1998      1997      1996      1995
                                         --------------      ----      ----      ----      ----
Highest Month........................         47.6%          62.9%     54.2%     56.1%     51.4%
Lowest Month.........................         38.2           33.5      33.3      35.0      33.5
Average for the Months in the
  Period.............................         42.1           47.3      43.3      45.1      42.1

                              THE POOL OF ACCOUNTS

     As of the close of business on [             ,   ], there were [1,024]
Accounts in the Pool of Accounts. As of [             ,   ], the average
principal balance of Receivables in such Accounts was approximately [$3.0] million (approximately [82%] of which were Eligible Receivables) and the weighted average spread over the Prime Rate charged to Dealers was approximately [0.3%] for the month of [March 1999.] This spread over the Prime Rate does not include rebates earned by Dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the
spread over the Prime Rate earned by the Trust. As of [             ,   ], the
aggregate principal balance of Receivables under such Accounts was
[$             ] and, of such
amount, [$             ] would qualify as Eligible Receivables (except for the
limit imposed by the Maximum Pool Balance).

GEOGRAPHIC DISTRIBUTION

     The following table provides, as of [             ,      ], the geographic
distribution of the Accounts in the Pool of Accounts. As of the [             ,
     ], no other state accounted for more than [5.0%] of the principal amount of Receivables outstanding in such Accounts.

         GEOGRAPHIC DISTRIBUTION OF POOL ACCOUNTS RELATED TO THE TRUST

                                                                            PERCENTAGE OF
                                                  PERCENTAGE                    TOTAL
                                                   OF TOTAL     NUMBER OF     NUMBER OF
                                    RECEIVABLES   RECEIVABLES    DEALER        DEALER
             STATE(1)               OUTSTANDING   OUTSTANDING   ACCOUNTS      ACCOUNTS
             --------               -----------   -----------   ---------   -------------
                                    (THOUSANDS
                                    OF DOLLARS)
[Illinois.........................
Texas.............................
Florida...........................
Michigan..........................
New York..........................
Georgia]..........................

-------------------------
(1) Based on Dealer address.

                            THE [       ] TERM NOTES

GENERAL

     The [       ] Term Notes will be issued pursuant to the terms of an
Indenture to be dated as of the Initial Closing Date between the Trust and the Indenture Trustee (as amended and supplemented from time to time, the "INDENTURE"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Trust may issue additional series of Term Notes after the Initial Closing Date. A copy of the
Indenture will be filed with the SEC following the issuance of the [       ]
Term Notes. The following summary describes certain terms of the [       ] Term
Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the
provisions of the [       ] Term Notes, the Indenture and the Prospectus. Where
particular provisions or terms used in the Indenture are referred to, the actual provisions are incorporated by reference as part of such summary. The Bank of New York, a New York banking corporation, will be the "INDENTURE TRUSTEE."

     All distributions will be made on each Distribution Date to the holders of
the [       ] Term Notes of record as of the day preceding that Distribution
Date (or, if Definitive Term Notes are issued, as of the last day of the preceding month).

PAYMENTS OF INTEREST

     Interest on the outstanding principal balance of the [       ] Term Notes
will accrue at the [       ] Term Note Interest Rate and will be payable on each
Distribution Date commencing [             ], 1999] (the "INITIAL DISTRIBUTION
DATE") until the [       ] Term Notes are paid in full. The "[       ] TERM NOTE
INTEREST RATE" will equal LIBOR plus [     %] per annum for each Distribution
Date.

     Interest will accrue from and including the Initial Closing Date, or from and including the most recent Distribution Date on which interest has been paid
to but excluding the current Distribution Date. Interest on the [       ] Term
Notes will be calculated on the basis of a year of 360 days and the actual number of days occurring in the period for which interest is payable. Each Distribution Date will be a Payment Date (as defined in the Prospectus) for the
[       ] Term Notes. Interest accrued as of any Distribution Date, but not paid on such Distribution Date, will be due on the next Distribution Date.

     Payments of interest on the [       ] Term Notes will have equal priority
with interest payments on other series of Term Notes, the [       ] Revolving
Note and other series of Revolving Notes and will be senior to distributions of
interest on the [       ] Certificates. Interest Collections will be applied to
make interest payments on the [       ] Term Notes as described under "The
Transfer and Servicing Agreement--Application of Interest Collections" in this Prospectus Supplement.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, be closed.

     "DISTRIBUTION DATE" means the 15th day of each month or, if any such date
is not a Business Day, the next Business Day, commencing [             ,      ].

     "LIBOR" means, with respect to each Distribution Date, the rate for deposits in U.S. Dollars for a period of one month which appears on the Dow Jones Telerate Service Page 3750 as of 11:00 a.m., London time,

          (x) for the [       ] Term Notes and the [       ] Certificates, on
     the day that is two LIBOR Business Days prior to the Distribution Date preceding such Distribution Date (or, for the Initial Distribution Date, two LIBOR Business Days prior to the Initial Closing Date) and

          (y) for the [       ] Revolving Note, on the day that is two LIBOR
     Business Days prior to the first day of the related Collection Period (or, for the Initial Distribution Date, two LIBOR Business Days prior to the Initial Closing Date).

     A "LIBOR BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Seller), the rate will be the Reference Bank Rate.

     The "REFERENCE BANK RATE" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date or prior to the first day of the related Collection Period, as applicable, to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the principal balance of the
[         ] Term Notes outstanding, the Certificate Balance of the [         ]
Certificates then outstanding or the aggregate principal amount of the
[         ] Revolving Note then outstanding, as applicable. The Indenture
Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Seller, as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the principal
balance of the [         ] Term Notes outstanding, the Certificate Balance of
the [         ] Certificates then outstanding or the aggregate principal amount
of the [         ] Revolving Note then outstanding, as applicable. If no such quotation can be obtained, the rate will be LIBOR for the prior Distribution
Date.

PAYMENTS OF PRINCIPAL

     We expect that the Trust will pay the entire principal balance of the
[       ] Term Notes on the "[       ] TERM NOTE TARGETED FINAL PAYMENT DATE,"
which is the Distribution Date in [         ] 200[  ]. However, the Trust could
make principal payments sooner than the Targeted Final Payment Date if a Rapid Amortization Event occurs. On each Distribution Date after the commencement of a Rapid Amortization Period, the Trust will apply the portion of Available Trust
Principal allocated to the [         ] Term Notes and any funds held in the Cash
Accumulation Account and Note Distribution Subaccount to repay principal on the
[         ] Term Notes.

     It is also possible that the Trust will not repay the entire principal
balance of the [          ] Term Notes on or before the Targeted Final Payment
Date. Starting on the [         ] 200[  ] Determination Date, the Servicer will
calculate the Required Payment Period Length to determine the date on which the Trust will begin to accumulate principal collections for the purpose of repaying
principal of the [         ] Term Notes on their Targeted Final Payment Date. If
insufficient funds are accumulated during this period, then the payment of principal on the Targeted Final Payment Date will be insufficient to repay all
of the 1999-A Term Note principal balance. If the [         ] Term Notes are not
paid in full on the Targeted Final Payment Date, on each Distribution Date thereafter they will receive principal payments until paid in full or until available funds are exhausted.

     All unpaid principal on the [         ] Term Notes will be due on the
"[          ] TERM NOTE STATED FINAL PAYMENT DATE" for the [         ] Term
Notes, which is the Distribution Date in [         ] 200[  ]. Failure to pay the
[         ] Term Notes in full on their Stated Final Payment Date will result in an event of default and an Early Amortization Event for the Trust and a Rapid
Amortization Event for the [         ] Term Notes.

     If the Servicer exercises its optional right to repurchase Receivables as described in "The Transfer and Servicing Agreements--Optional Purchase by the Servicer," then the proceeds of the repurchase will be treated as Trust Principal Collections and Trust Interest Collections.

PRIORITY AMONG TERM NOTES

     Payments of principal on the [         ] Term Notes will have at least
equal priority with payments of principal on other series of Term Notes that may be issued from time to time by the Trust. Some series of Term Notes may also have a Payment Period prior to the commencement of the Wind Down Period and may have a Payment Period prior to, together with, or after the Payment Period for
the [         ] Term Notes.

DELIVERY OF NOTES

     The [         ] Term Notes will be issued on or about the Initial Closing
Date in book entry form through the facilities of DTC, Cedelbank and the Euroclear System against payment in immediately available funds. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program to deal with the "Year 2000 problem" so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades with DTC, continue to function appropriately.

                              THE REVOLVING NOTES

     The Trust will issue the Revolving Notes under the Indenture. The following summary describes certain terms of the Revolving Notes. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Revolving Notes, the Indenture and the Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of such summary.

     On the Initial Closing Date, the Trust will issue the Floating Rate Asset
Backed Revolving Note, Series [         ]. References in this document to the
[         ] Revolving Note include all extensions and renewals thereof.
Initially, the Seller will retain the [         ] Revolving Note. It is expected
that the Seller will privately place an interest in the [         ] Revolving
Note on the Initial Closing Date.

PAYMENTS OF INTEREST

     The Trust will pay interest on the [         ] Revolving Note at the
Revolver Interest Rate on each Distribution Date, commencing with the first
Distribution Date after the issuance of the [         ] Revolving Note. Other
series of Revolving Notes issued after the Initial Closing Date will be paid interest in accordance with their terms, which may differ from the terms of the
[         ] Revolving Note. On each Distribution Date, interest will be calculated based on the average daily Net Revolver Balance during the related
Collection Period. Interest on the [         ] Revolving Note accrued as of any
Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date.

     The "REVOLVER INTEREST RATE" for the [         ] Revolving Note issued on
the Initial Closing Date will be equal to, with respect to any Distribution Date, the product of (1) a fraction, the numerator of which is the [number of days elapsed] during the related Collection Period (or, in the case of the Initial Distribution Date, from and including the Initial Closing Date of the related Collection Period) and the denominator of which is [360] and (2) LIBOR plus [ %].

     Payments of interest on the [         ] Revolving Note will have equal
priority to payments of interest on the Term Notes (including the [         ]
Term Notes) and will be senior in right of payment to distributions of interest on the Certificates.

PAYMENTS OF PRINCIPAL AND ADDITIONAL BORROWINGS

     The Trust may borrow funds under the [         ] Revolving Note during the
Revolving Period up to the Specified Maximum Revolver Balance. The holder of the
[          ] Revolving Note is under no obligation, however, to make advances thereunder to the Trust. The "SPECIFIED MAXIMUM REVOLVER BALANCE" will initially
be [$             ] and may increase or decrease from time to time after the
Initial Closing Date as described in the Prospectus under "The Transfer and Servicing Agreements--Additional Issuances; Changes in Specified Maximum Revolver Balance." The Trust may issue additional series of Revolving Notes with different Revolver Interest Rates, Targeted Final Payment Dates, if any, and Stated Final Payment Dates, subject to the Specified Maximum Revolver Balance. In connection with the issuance of any such additional series, the Revolving Notes outstanding on such date may be paid in full. The Trust will not borrow additional funds under the Revolving Notes during the Wind Down Period or any Early Amortization Period but may borrow funds during the Payment Period for the
[         ] Term Notes.

     The Trust may pay principal on the Revolving Notes on a daily basis during the Revolving Period, subject to the limitations described herein during the
Payment Period for the [         ] Term Notes and any other applicable
limitations during the Payment Period for any additional series of Term Notes.
During the Payment Period for the [         ] Term Notes, except for any series
of Revolving Notes then in a Payment Period, payments of principal on the
Revolving Notes may be made only after the [         ] Term Notes' Fully Funded
Date.

     During the Revolving Period, payments of principal on the Revolving Notes will be required to the extent set forth in the terms of such Revolving Notes.
The "[          ] REVOLVING NOTE TARGETED FINAL PAYMENT DATE" for the
[         ] Revolving Note to be issued on the Initial Closing Date will be the
Distribution Date in [             ] and the "[          ] REVOLVING NOTE STATED
FINAL PAYMENT DATE" for such [         ] Revolving Note will be the Distribution
Date in [         ] 200[  ]. The [         ] Revolving Note may be extended or
renewed and the Targeted Final Payment Date adjusted accordingly at any time prior to the last day of the month related to the Payment Date that is the third Payment Date preceding the then applicable Targeted Final Payment Date by written notice from the affected holder thereof to the Indenture Trustee and the Seller setting forth the new Targeted Final Payment Date; provided, that the Targeted Final Payment Date may not occur during the Payment Period for any series of Term Notes (or within two months thereafter) unless the holder of the
[         ] Revolving Note establishes such Targeted Final Payment Date by notice to the Servicer delivered prior to the initial determination of the payment period length for such series of Term Notes. The new Targeted Final Payment Date must be a Payment Date on or prior to the then Stated

Final Payment Date for the [         ] Revolving Note. Principal on the
[         ] Revolving Note will be due, to the extent of funds available for such purpose, in three equal installments on the three consecutive Distribution Dates ending on the then-applicable Targeted Final Payment Date (which may be prior to the Scheduled Revolving Period Termination Date) unless such Targeted Final Payment Date has been extended to a date after the commencement of the Wind Down Period. These installments will be based on the outstanding balance as of the last day of the Collection Period preceding the Collection Period related to the first Distribution Date.

     During the Wind Down Period or an Early Amortization Period for the Trust, Available Trust Principal for any Collection Period and the related Distribution Date will be allocated to each series of Revolving Notes in accordance with their respective Principal Allocation Percentages up to their respective outstanding principal balances, and will be paid on the Distribution Date related to such Collection Period. An Early Amortization Period for the Trust
and a Rapid Amortization Period for the [       ] Term Notes will commence if,
among other things, any Revolving Note is not paid in full on its Stated Final Payment Date.

                           THE [       ] CERTIFICATES

GENERAL

     The Trust will issue the [       ] Certificates under the Trust Agreement,
a form of which the Seller has filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The following summary
describes certain terms of the [       ] Certificates and the Trust Agreement.
The summary does not purport to be complete and is subject to, and qualified in
its entirety by reference to, all of the provisions of the [       ]
Certificates, the Trust Agreement and the Prospectus. Where particular
provisions or terms used in the [       ] Certificates and the Trust Agreement
are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of such summary.

INTEREST

     Interest with respect to the [       ] Certificates will accrue at the
applicable Certificate Rate and will be payable on each Distribution Date,
commencing with the first Distribution Date after the issuance of the [       ]
Certificates. Interest on the [       ] Certificates accrued as of any
Distribution Date but not distributed on a Distribution Date will be due on the next Distribution Date.

     The "CERTIFICATE RATE" for the [       ] Certificates issued on the Initial
Closing Date will be equal to, with respect to any Distribution Date, the product of (1) a fraction, the numerator of which is the [number of days elapsed] from and including the prior Distribution Date (or, in the case of the Initial Distribution Date, from and including the Initial Closing Date) to but excluding such Distribution Date and the denominator of which is [360] and (2)
LIBOR plus [     %].

     Payments of interest on the Notes will be senior to distributions of
interest on the [       ] Certificates.

CERTIFICATE BALANCE

     Distributions will be made with respect to the Certificate Balance on the
[       ] Certificates after the Trust has paid each series of Term Notes and
Revolving Notes (including Notes issued after the Initial Closing Date) in full or, with respect to each series of Term Notes for which principal is being accumulated, the Fully Funded Date has occurred. The Stated Final Payment Date
for the [       ] Certificates will be on the Distribution Date in
[             ] 200[ ]. If the [       ] Certificates have not been paid in full
on or prior to such date, an Early Amortization Period for the Trust will commence.

     "CERTIFICATE BALANCE" means, as of any Distribution Date, with respect to
the [       ] Certificates (a) [$             ], plus (b) the principal amount
of [       ] Certificates issued after the Initial Closing Date,minus (c) all
distributions in respect of Certificate Balance of the [       ] Certificates
actually made on or prior to such date, minus (d) unreimbursed Trust Charge-Offs on such Distribution Date (determined after giving effect to the application of Available Trust Interest and other amounts available to reimburse Trust
Charge-Offs on such date as described below) allocated to the [       ]
Certificates, up to the Certificate Balance of the [       ] Certificates on
such Distribution Date calculated without regard to this clause (d). With respect to any other class of Certificates, "Certificate Balance" means the amount set forth in the terms of that class of Certificates. Any unreimbursed Trust Charge-Offs applied to reduce the Certificate Balance will be applied against each class of Certificates on that Distribution Date, pro rata on the basis of the Certificate Balance of the Certificates of that class outstanding on the preceding Distribution Date (calculated without reduction for any unreimbursed Trust Charge-Offs).

ADDITIONAL ISSUANCES

     From time to time after the Initial Closing Date, subject to the satisfaction of specified conditions, the Trust may issue additional Certificates. See "The Transfer and Servicing Agreements--Additional Issuances; Changes in Specified Maximum Revolver Balance" in the Prospectus. The Certificate Rate for additional classes of Certificates issued after the Initial
Closing Date may be different than the Certificate Rate for the [       ]
Certificates.

OPTION TO SUBORDINATE

     The Seller, which will be the initial holder of the [       ] Certificates,
has the option to split the [       ] Certificates into two or more classes and
to designate that the different classes have different priority levels in the application of Remaining Interest Amounts.

CERTIFICATE RESERVE FUND

     If, after the Initial Closing Date, Certificates are issued to a non-affiliate of the Seller, the Trust may establish and maintain in the name of the Owner Trustee, an Eligible Deposit Account for the benefit of the holders of those Certificates (the "CERTIFICATE RESERVE FUND"). As of the Initial Closing Date, no Certificate Reserve Fund will have been established. On repayment of the entire outstanding principal balance of the Certificates, any funds remaining on deposit in the Certificate Reserve Fund would be paid to the Seller.

                     THE TRANSFER AND SERVICING AGREEMENTS

     The parties will enter into the Transfer and Servicing Agreements as of the Initial Closing Date. The following summary describes the material terms of the Transfer and Servicing Agreements. The Seller has filed forms of the Transfer and Servicing Agreements as exhibits to the Registration Statement of which this Prospectus Supplement is a part. The Transfer and Servicing Agreements will be filed with the SEC following the Initial Closing Date. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements and the Prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of such summary.

APPLICATION OF INTEREST COLLECTIONS

     For each Collection Period, the Trust will apply funds to pay interest and other amounts on the related Distribution Date in the order and in the priority of clauses (1), (2) and (3) below:

     CLAUSE (1) For each Collection Period, the Trust will apply Trust Interest Collections together with the other amounts comprising Available Trust Interest for the related Distribution Date in the following order of priority:

          (a) an amount equal to the Monthly Servicing Fee for such Distribution Date will be paid to the Servicer; and

          (b) an amount equal to the Trust Interest Allocation for each series of Notes will be made available to that series and applied in clause (2) below.

     CLAUSE (2) On each Distribution Date, the Trust will apply the amounts from clause (1)(b), together with the funds specified below, to each series of Notes as follows:

          (A) FOR THE [     ] TERM NOTES:

          (i) the Trust will make the following funds available:

             (A) the [     ] Term Notes' Trust Interest Allocation;

             (B) the net amount, if any, received by the Trust under the [     ]
        Term Notes Basis Swap;

             (C) all Note Distribution Subaccount Earnings in respect of the
        [     ] Term Notes;

             (D) all Cash Accumulation Account Earnings; and

             (E) if the [     ] Term Notes are then in a Cash Accumulation
        Period and if the amounts specified in the foregoing subclauses (A)
        through (D) are less than the [     ] Term Notes Monthly Carrying Costs
        for such Distribution Date, then the lesser of

                  (x) such shortfall,

                  (y) the Cash Accumulation Reserve Fund Release Amount and

                  (z) the amount of funds on deposit in the Cash Accumulation
             Reserve Fund will be made available.

             The amounts made available pursuant to the foregoing clauses
        (2)(a)(i)(A) through (E) will be the "[     ] TERM NOTES MONTHLY
        AVAILABLE AMOUNT."

          (ii) Next, the Trust will aggregate and apply the [     ] Term Notes
     Monthly Available Amount as follows:

             (A) first, the lesser of

                  (x) the [     ] Term Notes Monthly Available Amount and

                  (y) the net payment, if any, due from the Trust under the
             [     ] Term Notes Basis Swap

             will be paid in accordance with the terms of the [     ] Term Notes
        Basis Swap; and

             (B) second, the lesser of

                  (x) the [     ] Term Notes Monthly Available Amount remaining
             after the application in subclause (A) and

                  (y) an amount equal to the [     ] Term Notes' Noteholders'
             Interest for the related Distribution Date will be transferred to the Note Distribution Account for payment of interest on the
             [     ] Term Notes.

        The amounts required to be paid pursuant to the foregoing clauses
        (2)(a)(ii)(A)(y) and (B)(y) are the "[ ] TERM NOTES MONTHLY CARRYING COSTS." Any shortfall of the [ ] Term Notes Monthly Available Amount below the [ ] Term Notes Monthly Carrying Costs will be treated as a
        Series Shortfall for the [     ] Term Notes. Any excess of the [     ]
        Term Notes Monthly Available Amount over the [     ] Term Notes Monthly
        Carrying Costs will be treated as Remaining Interest Amounts.

          (B) FOR THE [     ] REVOLVING NOTE:

          (i) the Trust will make the following funds available:

             (A) the [     ] Revolving Note's Trust Interest Allocation; and

             (B) the net amount, if any, received by the Trust under the [     ]
        Revolving Note Basis Swap.

        The amounts made available pursuant to the foregoing clauses
        (2)(b)(i)(A) and (B) will be the "[     ] REVOLVING NOTE MONTHLY
        AVAILABLE AMOUNT."

          (ii) Next, the Trust will aggregate and apply the [     ] Revolving
     Note Monthly Available Amount as follows:

             (A) first, the lesser of (x) the [     ] Revolving Note Monthly
        Available Amount and (y) the net payment, if any, due from the Trust
        under the [     ] Revolving Note Basis Swap will be paid in accordance
        with the terms of the [     ] Revolving Note Basis Swap; and

             (B) second, the lesser of (x) the [ ] Revolving Note Monthly Available Amount remaining after the application in subclause (A) and
        (y) an amount not to exceed the [ ] Revolving Note's Noteholders' Interest for the related Distribution Date will be transferred to the
        Note Distribution Account for payment of interest on the [     ]
        Revolving Note.

        The amounts required to be paid pursuant to the foregoing clauses
        (2)(b)(ii)(A)(y) and (B)(y) are the "[     ] REVOLVING NOTE MONTHLY
        CARRYING COSTS." Any shortfall of the [     ] Revolving Note Monthly
        Available Amount below the [     ] Revolving Note Monthly Carrying Costs
        will be treated as a Series Shortfall for the [     ] Revolving Note.
        Any excess of the [     ] Revolving Note Monthly Available Amount over
        the [     ] Revolving Note Monthly Carrying Costs will be treated as
        Remaining Interest Amounts.

          (C) FOR EACH OTHER SERIES OF NOTES, in accordance with the terms of such series, the Trust will apply (x) the Trust Interest Allocation for such series, (y) any amounts received from or owing under Specified Support Arrangements in accordance with the terms of such series of Notes and (z) if such series is a series of Term Notes, Note Distribution Subaccount Earnings, if any, for such series to pay the monthly carrying costs for such series of Term Notes. Shortfalls in such applications will be treated as a Series Shortfall for such series and excess amounts will be treated as Remaining Interest Amounts.

     CLAUSE (3) On each Distribution Date, the Trust will aggregate the Remaining Interest Amounts from all series of Notes and apply these funds in the following order of priority:

          (a) with respect to any series of Notes which has a Series Shortfall, pro rata on the basis of the respective Series Shortfalls, an amount equal to the Series Shortfall for that series of Notes for that Distribution Date, will be transferred to the Note Distribution Account in respect of such series or other applicable account for the payment of amounts owing under the basis swap or in respect of interest on such Notes;

          (b) an amount equal to the net payment, if any, due from the Trust under the 1999-A Certificates Basis Swap and under any Basis Swap with respect to any other class of Certificates will be paid in accordance with each such Basis Swap;

          (c) an amount equal to any Servicer Advances not previously reimbursed will be paid to the Servicer, except as otherwise provided in the Transfer and Servicing Agreements;

          (d) an amount equal to any Reserve Fund Deposit Amount for such Distribution Date will be deposited into the Reserve Fund;

          (e) pro rata among the following amounts specified in (A) and (B) for such Distribution Date, (A) an amount equal to the Cash Accumulation Reserve Fund Deposit Amount will be deposited into the Cash Accumulation Reserve Fund and (B) an amount equal to any deposit required under the terms of any other Specified Support Arrangements will be deposited into the account designated by the terms of such Specified Support Arrangement;

          (f) an amount equal to the Aggregate Certificateholders' Interest for such Distribution Date will be transferred to the Certificate Distribution Account;

          (g) an amount equal to any Trust Defaulted Amount will be treated as Additional Trust Principal on such Distribution Date;

          (h) an amount equal to the aggregate amount of unreimbursed Trust Charge-Offs will be treated as Additional Trust Principal on such Distribution Date; and

          (i) an amount equal to the Certificate Reserve Fund Deposit Amount for such Distribution Date will be deposited into the Certificate Reserve Fund, if any.

          If Monthly Available Amounts are not sufficient to make all payments required by clauses (1), (2) and (3), then the funds described below will be applied in the following order:

             first, if any Monthly Carrying Costs or any amounts specified in clauses (3)(a),(b) and (c) above remain unpaid, then a "DEFICIENCY AMOUNT" will exist, and the Servicer will be obligated to make an advance (a "SERVICER ADVANCE") of such amount to the Trust, but only to the extent that the Servicer, in its sole discretion, expects to recover such advance from Remaining Interest Amounts applied as described above on subsequent Distribution Dates and from releases from the Cash Accumulation Reserve Fund as provided in "Cash Accumulation Reserve Fund" in this Prospectus Supplement, and such Servicer Advances will be applied to reduce such Deficiency Amount in the order set forth in clauses (2) and (3); and

             second, if any Monthly Carrying Costs or any amounts specified in clauses (3)(a), (b), (c), (g) and (h) remain unpaid after the application described in the preceding clause first, then an "UNSATISFIED DEFICIENCY AMOUNT" will exist, and funds on deposit in the Reserve Fund will be applied to reduce such Unsatisfied Deficiency Amount in the order set forth in clauses (2) and (3), except that no application of amounts from the Reserve Fund will be made for the priorities in clauses (3)(d), (e), (f) or (i).

     Remaining Interest Amounts for a Distribution Date not applied as described above will generally be allocated and paid to the Seller as compensation for making the initial deposit and any additional deposits into the Reserve Fund, the Cash Accumulation Reserve Fund and the Certificate Reserve Fund, if any.

     To the extent that the full amount of the Trust Defaulted Amount has not been treated as Additional Trust Principal pursuant to clause (3)(g) above, the amount of the deficiency will be added to unreimbursed Trust Charge-Offs.

     [The chart below summarizes the way in which interest collections are
allocated to the [       ] Term Notes.]

                       APPLICATION OF INTEREST COLLECTIONS AND OTHER AMOUNTS (1)

                                        AVAILABLE TRUST INTEREST
                                        = Interest Collections on Receivables
                                        + Shared Investment Proceeds
                                        + Recoveries on Defaulted Receivables
                                        + Net Payment to Trust (Certificate Basis Swap)


    Step 1                                         pay Monthly Servicing Fee     S R
  Determine
  Available
   Amounts

          [    ] TERM NOTES MONTHLY AVAILABLE AMOUNT
          = allocated Available Trust Interest                 [    ]  REVOLVING NOTE MONTHLY AVAILABLE             Other
          + receipts on [    ] Term Notes Basis Swap           AMOUNT                                               Notes'
          + Note Distribution Subaccount Earnings              = allocated Available Trust Interest                 monthly
          + Cash Accumulation Account Earnings                 + receipts on [   ] Revolving Note Basis Swap       available
          + Cash Accumulation Reserve Fund                                                                          amounts


                   pay [    ] Term Notes Basis Swap     S R      pay [    ] Revolving Note Basis Swap       S R
                                                                                                                    pay Other
                                                                                                                Notes' carrying
                                                                                                                   costs S R
    Step 2         pay interest on [    ] Term Notes    S R      pay interest on 1999-RN1 Revolving Note    S R
 Pay Monthly
Carrying Costs

                                            REMAINING INTEREST AMOUNTS
                                                                                      NOTES
                                                                                      (1) This chart provides only a
                                                                                          simplified overview of the application
                                          pay Series Shortfalls on Notes   S R            of interest collections and other
                                                                                          amounts.  Refer to the text which
                                                                                          accompanies this chart for a further
                                          pay Certificate Basis Swap       S R            description.

                                                                                       S  The Servicer may make a Servicer
                                          reimburse  Servicer Advances     S R            Advance to cover any shortfalls on
                                                                                          these payments resulting from
                                                                                          insufficient Available Trust Interest.
                                          replenish  Reserve Fund
    Step 3
   Pay Out                                                                             R  Amounts may be withdrawn from
  Remaining                                                                               the Reserve Fund to cover any
   Interest                                                                               shortfalls on these payments resulting
   Amounts                                                                                from insufficient Available Trust
                                          replenish  Cash Accumulation Reserve Fund       Interest or Servicer Advances.




                                          pay interest on Certificates

                                          apply  to Trust Defaulted Amount   R

                                                                                       Add to Available Trust
                                          apply  to Trust Charge-Offs        R         Principal as Additional
                                                                                          Trust Principal


                                          add to Certificate Reserve Fund

                                          pay surplus to Seller

Certain Defined Terms

     Following are definitions of certain terms used in "Application of Interest Collections" above.

     "AGGREGATE CERTIFICATEHOLDERS' INTEREST" means, for any Distribution Date, an amount equal to the sum of (a) the Certificateholders' Interest for all classes of Certificates for such Distribution Date and (b) the Certificateholders' Interest Carryover Shortfall for the preceding Distribution Date.

     "AGGREGATE REVOLVER INTEREST" means, for any Distribution Date, the sum of
(a) the Revolver Interest for all series of Revolving Notes for such Distribution Date and (b) the Revolver Interest Carryover Shortfall for the preceding Distribution Date.

     "AVAILABLE TRUST INTEREST" means, for any Distribution Date, the sum of

          (1) Trust Interest Collections;

          (2) Shared Investment Proceeds;

          (3) the net amounts, if any, paid to the Trust under the [       ]
     Certificates Basis Swap; and

          (4) the portion of the purchase price to be included in Available Trust Interest if the Servicer exercises its option to purchase the assets of the Trust as described below under "Optional Purchase by the Servicer."

     "CASH ACCUMULATION ACCOUNT EARNINGS" for a Distribution Date means investment earnings during the related Collection Period on funds deposited in the Cash Accumulation Account, net of losses and investment expenses with respect to such funds.

     "CASH ACCUMULATION RESERVE FUND DEPOSIT AMOUNT" means, for any Distribution Date, the excess, if any, of the Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Cash Accumulation Reserve Fund.

     "CASH ACCUMULATION RESERVE FUND RELEASE AMOUNT" for a Distribution Date can never be less than zero and is always equal to zero except during a Cash Accumulation Period or a Rapid Amortization Period when it is calculated as follows:

Cash Accumulation Reserve   (   (CAB)   X   (LIBOR Rate)   X   (Actual Days)   )    -   (Interest Earned)
Fund Release Amount =                                          -------------
                                                                    360

     where:

        "CAB" is the sum of (a) the daily average balance in the Cash Accumulation Account and (b) the daily average balance in the Note
        Distribution Subaccount in respect of the [       ] Term Notes prior to
        any deposits or withdrawals in respect of principal into such accounts on such Distribution Date; provided that earnings on such accounts during the related Collection Period will be excluded from such balances.

        "LIBOR Rate" is the [       ] Term Note Interest Rate in effect for such
        Distribution Date.

        "Actual Days" is the actual numbers of days elapsed from and including the prior Distribution Date to but excluding such Distribution Date.

        "Interest Earned" is the sum of the Cash Accumulation Account Earnings and the Note Distribution Subaccount Earnings during the related Collection Period.

     "CASH ACCUMULATION RESERVE FUND REQUIRED AMOUNT" means, with respect to any
Determination Date, the sum of (1) the present value, discounted at [     %] per
annum, of the Monthly Mismatch Amounts for each Distribution Date following the Distribution Date for which such calculation is being made to the Distribution
Date preceding the Targeted Final Payment Date for the [       ] Term Notes and
(2) [$       ].

     "CERTIFICATEHOLDERS' INTEREST" means, for any Distribution Date, for any class of Certificates, the product of (a) the Certificate Balance for such class on the prior Distribution Date (or, in the case of the first Distribution Date following the issuance of such class of Certificates, on the related closing date) plus the initial Certificate Balance of any Certificates of that class issued since that prior Distribution Date and (b) the Certificate Rate for such class for that Distribution Date.

     "CERTIFICATEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, for any Distribution Date, the excess of (a) the Aggregate Certificateholders' Interest for such Distribution Date over (b) the amount that was actually deposited in the Certificate Distribution Account on such Distribution Date in respect of Aggregate Certificateholders' Interest.

     "FULLY FUNDED DATE" means, with respect to a series of Notes, the day on which:

          (a) for the [       ] Term Notes,

             (1) the sum of the amounts on deposit in the Cash Accumulation Account plus the amount on deposit in the Note Distribution Subaccount
        for the [       ] Term Notes for the payment of principal equals the
        outstanding principal balance of the [       ] Term Notes or

             (2) the [       ] Term Notes have been paid in full;

          (b) for each other outstanding series of Term Notes,

             (1) the outstanding principal balance of that series has been reduced to zero,

             (2) an amount equal to such principal balance has been set aside in a segregated account for the benefit of such Notes or

             (3) some other arrangement with respect to the repayment of principal of such Notes has been made which is satisfactory to the Rating Agencies; or

          (c) for the Revolving Notes, the principal balance has been reduced to zero and the Specified Maximum Revolver Balance has been reduced to zero.

     "MONTHLY AVAILABLE AMOUNT" means, for any Distribution Date, the aggregate
of the [       ] Term Notes Monthly Available Amount, the [       ] Revolving
Note Monthly Available Amount and the comparable monthly available amounts for each other series of Term Notes and Revolving Notes, if any.

     "MONTHLY CARRYING COSTS" means, for any Distribution Date, the aggregate of
the [       ] Term Notes Monthly Carrying Costs, the [       ] Revolving Note
Monthly Carrying Costs and the comparable monthly carrying costs for each other series of Term Notes and Revolving Notes, if any.

     The "MONTHLY MISMATCH AMOUNT" for a Distribution Date is calculated as follows:

                                                          (Mismatch Rate)
Monthly Mismatch Amount   =    (Term Note Balance)   X    ---------------
                                                                12

     where:

        "Term Note Balance" is the outstanding principal balance on the 1999-A Term Notes on the Distribution Date on which the Cash Accumulation Reserve Fund Required Amount is being calculated (after distribution of principal on that Distribution Date) and

        "Mismatch Rate" is [     %].

     "NOTEHOLDERS' INTEREST" means, for any Distribution Date,

          (a) with respect to the [          ] Term Notes, the sum of

             (1) the product of

                  (i) the outstanding principal balance of the [          ] Term
             Notes on the last day of the related Collection Period (or, in the case of the Initial Distribution Date, the outstanding principal balance on the Initial Closing Date),

                  (ii) the [          ] Term Note Interest Rate for such
             Distribution Date and

                  (iii) a fraction the numerator of which is the [number of days elapsed] from and including the prior Distribution Date (or, in the case of the Initial Distribution Date, from and including the Initial Closing Date) to but excluding such Distribution Date and the denominator of which is [360] and

             (2) the excess of the Noteholders' Interest for the [          ]
        Term Notes for the preceding Distribution Date over the amount that was actually deposited in the Note Distribution Account on the preceding
        Distribution Date for the payment of interest on the [          ] Term
        Notes,

          (b) with respect to any other series of Term Notes, the amount required to be paid as, or set aside for payment of, interest on that series of Term Notes on the Distribution Date under its terms (including any interest payable as a result of shortfalls from prior Distribution Dates) and

          (c) with respect to any series of Revolving Notes, the sum of

             (1) the Revolver Interest and

             (2) the Revolver Interest Carryover Shortfall, in each case, for that series of Revolving Notes for that Distribution Period.

     "REMAINING INTEREST AMOUNTS" means, with respect to a series of Notes, each of the amounts designated as Remaining Interest Amounts under clause (2) of "Application of Interest Collections" above.

     "RESERVE FUND DEPOSIT AMOUNT" means, for any Distribution Date, the excess, if any, of the Reserve Fund Required Amount over the amount on deposit in the Reserve Fund

(after taking into account any withdrawals from the Reserve Fund on such Distribution Date).

     "RESERVE FUND REQUIRED AMOUNT" means,

          (a) for any Distribution Date during the Revolving Period or Wind Down
     Period, [     %] of the Maximum Pool Balance as of such Distribution Date
     (or if, as of such Distribution Date, the long-term debt obligations of GMAC are rated less than "BBB-" by Standard & Poor's Ratings Services, then
     [     %]),

          (b) for any Distribution Date during any Early Amortization Period occurring prior to the Fully Funded Date for all series of Notes, [ %] of the Maximum Pool Balance as of the last day of the Revolving Period (or if, as of the last day of the Revolving Period the long-term debt obligations of GMAC are rated less than "BBB-" by Standard & Poor's Rating
     Services, then [     %]) and

          (c) for any Distribution Date falling on or after the Fully Funded Date for all series of Notes, zero.

     "REVOLVER INTEREST" means, for any Distribution Date, for any series of Revolving Notes, the product of (a) the average daily Series Net Revolver Balance for the series of Revolving Notes during the related Collection Period and (b) the Revolver Interest Rate for the series of Revolving Notes for the Distribution Date.

     "REVOLVER INTEREST CARRYOVER SHORTFALL" means, for any Distribution Date, the excess of (a) the Aggregate Revolver Interest for the Distribution Date over
(b) the amount that was actually deposited in the Revolver Distribution Account on the Distribution Date in respect of Aggregate Revolver Interest.

     "SERIES NET REVOLVER BALANCE" means, with respect to any series of Revolving Notes, for any date, the aggregate outstanding principal balance under the series of Revolving Notes minus any amounts on deposit in the Revolver Distribution Account on that date for the payment of principal on that series of Revolving Notes.

     "SERIES SHORTFALL" means, for a series of Notes, each of the amounts designated as a Series Shortfall above in clause (2) under "Application of Interest Collections."

     "SHARED INVESTMENT PROCEEDS" means all Investment Proceeds other than (A) Cash Accumulation Account Earnings, (B) Note Distribution Subaccount Earnings
for the [       ] Term Notes, (C) Investment Proceeds from the Cash Accumulation
Reserve Fund and (D) Investment Proceeds from any other account established for other series of Term Notes in which funds are accumulated to pay principal on such Notes at designated times.

     "SPECIFIED SUPPORT ARRANGEMENT" means any letter of credit, security bond, cash collateral account, spread account, guaranteed rate agreement, maturity or liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, other derivative product or other arrangement to provide liquidity or credit support for the benefit of holders of one or more series or classes of Securities (other than the Reserve Fund), whether or not such arrangement is an asset of the Trust, designated as such. As of the Initial Closing Date, the Specified Support Arrangements will consist of the Basis Swaps and the Cash Accumulation Reserve Fund. Specified Support Arrangements for the benefit of any series or classes of Securities, including those established in connection with the issuance of any Securities after the Initial Closing Date, may not inure to
the benefit of other Securities (including the [     ] Term Notes) issued by the
Trust.

     "TRUST INTEREST ALLOCATION" means, for any series of Notes, for any Distribution Date, an amount equal to the product of (1) Available Trust Interest less the amounts paid to the Servicer under clause 1(a) under the "Application of Interest Collections" above and (2) the Trust Interest Allocation Percentage for such series.

     "TRUST INTEREST ALLOCATION PERCENTAGE" means, for any series of Notes, for any Distribution Date, a fraction calculated as set forth in the following equation:

                                                             (UPB of Note Series)
Trust Interest Allocation Percentage   =    ------------------------------------------------------
                                            (UPB of All Term Notes) + (UPB of All Revolving Notes)

     where:

          "UPB of Note Series" is

             (1) for a series of Term Notes, the Unaccumulated Principal Balance for such series of Term Notes and

             (2) for a series of Revolving Notes, the daily average outstanding principal balance for such series of Revolving Notes during the related Collection Period;

          "UPB of All Term Notes" is the Unaccumulated Principal Balances of all series of Term Notes then outstanding; and

          "UPB of All Revolving Notes" is the daily average of the outstanding principal balance of all Revolving Notes during the related Collection Period.

     "TRUST INTEREST COLLECTIONS" means, for any Distribution Date, an amount equal to the sum of (1) the product of (a) the Trust Percentage and (b) Interest Collections for the related Collection Period and (2) recoveries during the related Collection Period on Eligible Receivables that have previously become Defaulted Receivables. If, on any Distribution Date, the Servicer does not make a Servicer Advance in the amount of the full Deficiency Amount, Trust Interest Collections for the Distribution Date will be adjusted to give effect to the actual percentage of Eligible Receivables in those Accounts in the Pool of Accounts in which the full amount of interest due for the related Collection Period was not collected. Such adjustment will not affect the amount of interest allocated to the Trust with respect to the other Accounts in the Pool of Accounts.

     "TRUST PERCENTAGE" means, for any Distribution Date, the percentage equivalent of a fraction (which will never exceed 100%), the numerator of which is the average Daily Trust Balance during the related Collection Period and the denominator of which is the average daily aggregate principal balance of all Receivables (including Receivables owned by GMAC) in the Accounts included in the Pool of Accounts during the related Collection Period.

     "UNACCUMULATED PRINCIPAL BALANCE" means, with respect to any series of Term Notes as of a Distribution Date,

          (1) the daily average of the outstanding principal balance of such Term Notes during the related Collection Period minus

          (2) with respect to the [       ] Term Notes, the daily average during
     the related Collection Period of the sum of

             (a) the amount of funds on deposit in the Cash Accumulation Account and

             (b) the amount of funds on deposit in the Note Distribution Account
        in respect of the outstanding principal balance of the [       ] Term
        Notes or, with respect to other series of Term Notes, the daily average of the amount of funds on deposit in any account during the related Collection Period for which funds are accumulated to pay principal on such series as specified under the terms of that series of Term Notes.

APPLICATION OF PRINCIPAL COLLECTIONS BY THE TRUST

     There are three mutually exclusive time periods with respect to the Trust. These time periods are the Revolving Period, the Wind Down Period and the Early Amortization Period. The way in which each of these Trust level time periods is relevant to and impacts on each series of Securities depends in part upon the specific terms of that series. In addition, each series of Securities may have, by their terms, additional time periods specific to that series which occur within or across the time periods applicable to the Trust as a whole. See
"Application of Principal Collections to the [       ] Term Notes" below for a
description of the time periods which specifically apply to the [       ] Term
Notes.

REVOLVING PERIOD

     During the Revolving Period, the Trust may, on a daily basis, use Trust Principal Collections:

     - to make payments of principal on the Revolving Notes;

     - to purchase additional Eligible Receivables from the Seller;

     - to the extent required to maintain the Daily Trust Balance equal to the Daily Trust Invested Amount, to add to the Cash Collateral Amount; and

     - to make principal payments or set asides on any series of Term Notes which then requires Available Trust Principal to be retained or set aside. No distributions of Certificate Balance will be made during the Revolving Period.

     During the Revolving Period, the Trust may also use the Cash Collateral Amount for the purposes described in the first, second and fourth points above.

     During the Revolving Period, the Trust may issue from time to time, subject to the conditions described in the Prospectus under "The Transfer and Servicing Agreements--Additional Issuances; Changes in Specified Maximum Revolver Balance," additional series of Term Notes and Revolving Notes.

     The Revolving Period will terminate on the "SCHEDULED REVOLVING PERIOD
TERMINATION DATE," which will initially be [             ,      ]. The Scheduled
Revolving Period Termination Date will automatically be extended to the last day of each succeeding month unless the Seller, prior to the then Scheduled Revolving Period Termination Date, elects to cause such extension not to occur (a "NON-EXTENSION ELECTION"). Unless a Non-Extension Election is made as described below, each such extension will become effective as of the Business Day prior to the then Scheduled Revolving Period Termination Date. The Seller cannot extend the Scheduled Revolving Period Termination Date beyond
[             ,   ] 200[  ] (the "FINAL REVOLVING PERIOD TERMINATION DATE").

     In addition to a Non-Extension Election, the Seller may, at any time prior to the then Scheduled Revolving Period Termination Date, affirmatively cause an extension (an "AFFIRMATIVE EXTENSION") of the Scheduled Revolving Period Termination Date to the last day of any specified month (but not beyond the Final Revolving Period Termination Date), subject thereafter to further automatic extensions, Non-Extension Elections and Affirmative Extensions. Any Non-Extension Election or Affirmative Extension will be made by providing written notice to such effect to the Servicer, the Owner Trustee (who will be obligated to provide notice to the Certificateholders), the Indenture Trustee (who will be obligated to provide notice to the Noteholders) and the Rating Agencies. Assuming no Early Amortization Event has occurred, the Revolving Period will terminate and the Wind Down Period will commence on the day immediately following a Non-Extension Election.

     If the Seller makes a Non-Extension Election, as a result of which the Revolving Period terminates and the Wind Down Period commences prior to the Final Revolving Period Termination Date, the Seller may elect to recommence the Revolving Period on any date prior to the date that is the earlier of (1) the one year anniversary of the termination of the Revolving Period and (2) the Final Revolving Period Termination Date, so long as no Early Amortization Event has occurred and is continuing. If an Early Amortization Event described in subparagraphs (6), (8) or (10) under "The Transfer and Servicing Agreements--Early Amortization Events" in the Prospectus has occurred the Seller may nonetheless elect to so recommence the Revolving Period if the conditions specified under "--Wind Down Period and Early Amortization Period--Recommencement of Revolving Period" in this Prospectus Supplement are satisfied.

Wind Down Period and Early Amortization Period

     The Revolving Period will be followed by either the Wind Down Period or an Early Amortization Period. These periods commence as follows:

     - The Wind Down Period for the Trust will begin on the day following the Scheduled Revolving Period Termination Date and will continue until the earlier of (a) the commencement of an Early Amortization Period, (b) the date on which all outstanding Securities are paid in full and (c) under the limited circumstances described above under "The Transfer and Servicing Agreements--Application of Principal Collections by the Trust--Revolving Period," the recommencement of the Revolving Period.

     - The Early Amortization Period will commence upon the occurrence of an Early Amortization Event (whether it occurs during the Revolving Period or the Wind Down Period). The Early Amortization Events are set out in the Prospectus under "The Transfer and Servicing Agreements--Early Amortization Events" and below under "--Early Amortization Events."

     During the Wind Down Period and during any Early Amortization Period, the Trust will no longer reinvest Trust Principal Collections in new Receivables, nor will it make additional borrowings under any Revolving Notes or issue any additional Securities. Instead, on each Distribution Date, Trust Principal Collections during the related

Collection Period, together with other amounts comprising Available Trust Principal, will be treated as follows:

     first, such amounts will be allocated to each series of Notes in accordance with such series' Principal Allocation Percentage, and such Available Trust Principal will be paid or set aside until the Fully Funded Date for each such series, and second, following the Fully Funded Date for all series of Notes, any such remaining Available Trust Principal will be available for the payment of the outstanding Certificate Balance on the Certificates or for any other applications permitted by holders of Certificates.

     Principal payments will be made on the Term Notes of each series (including
the [     ] Term Notes) and the Revolving Notes of each series as described in
"The [     ] Term Notes--Payment of Principal" and "The Revolving
Notes--Payments of Principal and Additional Borrowings" above. For additional information on the application of Available Trust Principal in respect of the 1999-A Term Notes, see "The Transfer and Servicing Agreements--Application of
Principal Collections to the [     ] Term Notes--Cash Accumulation Period" and
"--Rapid Amortization Period" below.

     Early Amortization Events. In addition to the Early Amortization Events set forth in the Prospectus, an Early Amortization Event will occur if any of the Basis Swaps terminate, except if such termination is for the limited reasons set forth in "Basis Swaps" below. The "RESERVE FUND TRIGGER AMOUNT," which is a component of the Early Amortization Event described in sub-paragraph (9) under "The Transfer and Servicing Agreements--Early Amortization Events" in the Prospectus, will equal [25%] of the Reserve Fund Required Amount.

     Recommencement of Revolving Period. In limited circumstances the Seller may elect to terminate an Early Amortization Period and recommence the Revolving Period and any Payment Period prior to the Final Revolving Period Termination Date. If an Early Amortization Event described in sub-paragraphs (6), (8) or
(10) under "The Transfer and Servicing Agreements--Early Amortization Events" in the Prospectus has occurred (each of which is a Cash Accumulation Event for the
[     ] Term Notes), the Seller may elect to end the Cash Accumulation Period and Early Amortization Period and recommence the Revolving Period within the one-year anniversary of the commencement of the Early Amortization Period and the Cash Accumulation Period if:

     - none of those Early Amortization Events has existed for three consecutive months;

     - the Final Revolving Period Termination Date has not occurred;

     - the long-term debt obligations of GMAC are rated at least "Baa3" by Moody's;

     - the Reserve Fund Funding Condition is satisfied; and

     - after giving effect to any Securities issued and any changes in the Specified Maximum Revolver Balance on the date of the recommencement, the quotient of (A) the outstanding Certificate Balance of all the
       outstanding [     ] Certificates over (B) the Maximum Pool Balance equals
       or exceeds the "SPECIFIED CERTIFICATE PERCENTAGE," which is [8.5%.]

     The "RESERVE FUND FUNDING CONDITION" will be satisfied on the date of recommencement of the Revolving Period only if:

     - the amount on deposit in the Reserve Fund equals or exceeds the Reserve Fund Required Amount as of such date of recommencement;

     - the amount on deposit in the Cash Accumulation Reserve Fund equals or exceeds the Cash Accumulation Reserve Fund Required Amount as of such date of recommencement; and

     - the amount on deposit in the Certificate Reserve Fund equals or exceeds the amount required to be on deposit in the Certificate Reserve Fund, if any.

     Upon any such recommencement, funds in the Cash Accumulation Account may be used to purchase additional Receivables, so long as the Daily Trust Balance is equal to the Daily Trust Invested Amount.

APPLICATION OF PRINCIPAL COLLECTIONS TO THE [     ] TERM NOTES

OVERVIEW

     There are three basic and mutually exclusive time periods with respect to
the [     ] Term Notes which determine how Trust Principal Collections and
principal payments on the [     ] Term Notes are handled by the Trust. These
periods are the Payment Period, the Cash Accumulation Period and the Rapid Amortization Period. The Payment Period will begin one to four months prior to
the Targeted Final Payment Date on the [     ] Term Notes. The Cash Accumulation
Period will begin upon the occurrence of a Cash Accumulation Event. The Rapid Amortization Period will begin upon the occurrence of a Rapid Amortization Event.

     The time periods with respect to the [     ] Term Notes co-exist with the
Trust time periods described above in "--Application of Principal Collections by the Trust." If an Early Amortization Period occurs for the Trust, then it will give rise to either a Cash Accumulation Period or Rapid Amortization Period for
the [     ] Term Notes. If the Wind Down Period commences for the Trust prior to
the Payment Period for the [     ] Term Notes, a Cash Accumulation Period for
the [     ] Term Notes will commence. If the Trust remains in its Revolving
Period, then the [     ] Term Notes will not have any separate time period until
the commencement of their Payment Period (unless a Rapid Amortization Event
which is not an Early Amortization Event occurs, in which case the [     ] Term
Notes will be in a Rapid Amortization Period at the same time that the Trust is in the Revolving Period).

     During the Payment Period and the Cash Accumulation Period, principal
collections on the Receivables allocated to the [     ] Term Notes are set aside
in accounts to repay principal on the [     ] Term Notes on the Targeted Final
Payment Date. In contrast, during a Rapid Amortization Period, the Trust will
pay out principal collections allocated to the [     ] Term Notes on each
Distribution Date occurring after such an event instead of retaining these collections for distribution on the Targeted Final Payment Date.

     [The chart below summarizes the manner in which principal collections are
allocated to the [       ] Term Notes].

        AVAILABLE TRUST PRINCIPAL                                      NOTE
        =  Principal Collections on Receivables owned by the Trust     (1)  This chart provides only a simplified overview of the
        +  principal portion of Warranty & Administrative Payments     application of principal collections to the Term Notes and
        +  Additional Trust Principal from Remaining Interest Amounts  other Notes.  Refer to the text which accompanies this chart
        +  Accumulated Cash Collateral Amount                          for a further description.

                                                                                                                 Application of
      Time Periods for the                                        Time Periods for                              Available Trust
             Trust                                                [    ] Term Notes                          Principal allocated to
                                                                                                               [    ] Term Notes

                Wind Down                              Cash Accumulation                           Accumulate in Cash
  Yes           Period in Effect?            Yes       Period in Effect?              Yes         Accumulation Account

                         No                  Yes               No

  Yes           Early Amortization                     Rapid Amortization             Yes        Repay Principal Monthly
                Period in Effect?                      Period in Effect?

                         No                  Yes               No

                Revolving                              Payment Period                 Yes    Accumulate in Note Distribution
                Period in Effect                       in Effect?                                        Account

                                             Yes               No
                                                                                                                   Available Trust
                                                                                                                    Principal not
                                                                                                                 allocated to [    ]
                                                                                                                     Term Notes
  Accumulate or pay out to
other series of Term Notes as           Repay Revolving      Add to Cash Collateral            Purchase New
         required                            Notes                   Amount                     Receivables


PAYMENT PERIOD

     A Payment Period for a series of Notes occurs during the Revolving Period for the Trust. If so specified with respect to such series of Notes, Available Trust Principal will be used or set aside during such Payment Period for the purpose of repaying the outstanding principal balance of such Notes. Each series of Notes which is in a Payment Period will be allocated Available Trust Principal equal to its Principal Allocation Percentage thereof. If Trust Principal Collections will not be set aside during the Payment Period to repay the outstanding principal balance, then alternate sources of such repayment will be specified. Available Trust Principal which is not applied for such purpose will be used for the other purposes specified above under "--Application of Principal Collections By the Trust--Revolving Period ". Upon the commencement of a Payment Period for a series of Term Notes, the Servicer will establish a "NOTE DISTRIBUTION SUBACCOUNT" (which account may be kept only on the books of the Trust) in which to maintain all the funds deposited in the Note Distribution Account in respect of principal for the series of Term Notes beginning its Payment Period. Any Investment Proceeds in respect of funds in the Note Distribution Subaccount ("NOTE DISTRIBUTION SUBACCOUNT EARNINGS") will be applied as provided in the clause (2) under "Application of Interest Collections" above.

     The Payment Period for the [         ] Term Notes will commence no earlier
than [         ] 1, 200[  ] and no later than [         ] 1, 200[  ]. On the
Determination Date in [         ] 200[  ] and on each Determination Date
thereafter before the commencement of the Payment Period, the Servicer will determine the appropriate date by calculating the Required Payment Period Length, which is an estimation of the number of Collection Periods needed to set
aside funds for the repayment of the [     ] Term Notes on the Targeted Final
Payment Date. The Payment Period will commence with the first day of the Collection Period which follows the first Determination Date on which the Required Payment Period Length is equal to or greater than the number of full Collection Periods remaining between such Determination Date and the Targeted Final Payment Date.

     The "REQUIRED PAYMENT PERIOD LENGTH," as of a Determination Date, is calculated as follows (rounded up to the nearest whole integer):

                              (Outstanding Note Principal Balance)
Required Payment  ------------------------------------------------------------
Period Length =     (Recent Minimum Daily Trust Balance) X (Minimum Monthly
                                         Payment Rate)

     where:

             "Outstanding Note Principal Balance" is the outstanding principal
        balance of all [         ] Term Notes and all other Notes with scheduled
        Payment Periods during the Payment Period for the [         ] Term
        Notes;

             "Recent Minimum Daily Trust Balance" is the minimum expected Daily Trust Balance during the period between such Determination Date and
        [            ], 200[  ] as determined by the Servicer; and

             "Minimum Monthly Payment Rate" is the minimum Monthly Payment Rate during the twelve Collection Periods preceding such Determination Date.

     On each day during the [         ] Term Notes' Payment Period, the
[         ] Term Notes will be allocated their Principal Allocation Percentage of Available Trust Principal. These amounts will be deposited in the Note Distribution Subaccount for the

[         ] Term Notes until the Fully Funded Date for the [         ] Term
Notes has occurred and will be invested in Eligible Investments. The Trust will
use amounts in the [         ] Term Notes' Note Distribution Subaccount (other
than Investment Proceeds thereon) only to make principal payments on the
[         ] Term Notes. During a Payment Period for the [         ] Term Notes,
unless the Revolving Notes are then in a Payment Period, the Trust will not repay principal under the Revolving Notes until the Fully Funded Date has occurred for the series of Notes in that Payment Period, but the Trust may purchase additional receivables by borrowing under the Revolving Notes. On the
Targeted Final Payment Date for the [         ] Term Notes, the Trust will pay
the outstanding principal balance of the [         ] Term Notes (or such lesser
amount as has been set aside for such purpose) and, to the extent not paid in full on the Targeted Final Payment Date, on each Distribution Date thereafter until so paid in full.

     The terms of any series of Term Notes issued after the Initial Closing Date with a Payment Period occurring, in whole or in part, during the Payment Period
for the [         ] Term Notes may provide for the Required Payment on such Term
Notes to be payable during the Payment Period for the [         ] Term Notes or
after the Fully Funded Date for the [         ] Term Notes.

     If the [         ] Term Notes, any other series of Term Notes, or any
Revolving Notes are not paid in full on or prior to the applicable Stated Final Payment Date, an Early Amortization Period for the Trust and a Rapid
Amortization Period for the [         ] Term Notes will commence.

     As described under "The Transfer and Servicing Agreements--Collections" in the Prospectus, in some circumstances the Servicer is permitted to make deposits of Principal Collections and Interest Collections into the Collection Account on each Distribution Date rather than on a daily basis. However, during a Payment Period, Cash Accumulation Period or Rapid Amortization Period for the
[         ] Term Notes, the Servicer will be required to deposit Collections into the Collection Account on a daily basis until the Fully Funded Date has
occurred with respect to the [         ] Term Notes.

CASH ACCUMULATION PERIOD

     Each of the Early Amortization Events, except for Early Amortization Events which are also Rapid Amortization Events, and the commencement of a Wind Down
Period for the Trust constitutes a "CASH ACCUMULATION EVENT" for the [         ]
Term Notes. If a Cash Accumulation Event occurs, a "CASH ACCUMULATION PERIOD"
will begin for the [         ] Term Notes and will end on the earliest of:

          (1) the date on which the [         ] Term Notes are paid in full,

          (2) the occurrence of a Rapid Amortization Event for the [         ]
     Term Notes,

          (3) the Trust Termination Date and

          (4) under the limited circumstances described above under "--Application of Principal Collections by the Trust--Revolving Period," the recommencement of the Revolving Period for the Trust.

     On each day during a Cash Accumulation Period for the [         ] Term
Notes, the [         ] Term Notes will be allocated their Principal Allocation
Percentage of Available

Trust Principal and such amounts will be deposited in the Cash Accumulation
Account for the [         ] Term Notes until the amount on deposit therein
equals the outstanding principal balance of the [       ] Term Notes. The Trust
will use amounts in the Cash Accumulation Account only to make principal
payments on the [       ] Term Notes. The Trust will retain any funds in the
Cash Accumulation Account, other than Cash Accumulation Account Earnings, in
excess of the total outstanding principal balance on the [       ] Term Notes in
the Cash Accumulation Account to make principal payments on subsequent Distribution Dates. During a Cash Accumulation Period, the Trust will not borrow additional funds under the Revolving Notes, nor will the Trust purchase
additional Receivables. On the Targeted Final Payment Date for the [       ]
Term Notes, the Trust will pay the outstanding principal balance of the
[       ] Term Notes, or such lesser amount as has been set aside for such purpose, and, to the extent not paid in full on the Targeted Final Payment Date, on each Distribution Date thereafter until so paid in full.

     The "CASH ACCUMULATION ACCOUNT" is an Eligible Deposit Account established and maintained by the Servicer with the Indenture Trustee, in the name of the
Indenture Trustee, on behalf of the holders of the [       ] Term Notes. Funds
in the Cash Accumulation Account will be invested in Eligible Investments. The Cash Accumulation Account will constitute a Designated Account, but the Cash Accumulation Account Earnings will not constitute Investment Proceeds for purposes of the definition of Available Trust Interest. Cash Accumulation Account Earnings will be maintained in the Cash Accumulation Account.

RAPID AMORTIZATION PERIOD

     Each of the following constitute a "RAPID AMORTIZATION EVENT" for the
[       ] Term Notes:

          (1) certain insolvency events relating to General Motors, the Servicer, GMAC, or the Seller,

          (2) failure to pay the outstanding principal balance of the Notes and any Certificates by their Stated Final Payment Date,

          (3) either the Trust or the Seller becomes required to register as an "investment company" within the meaning of the Investment Company Act of 1940 and

          (4) on any Distribution Date, the balance in the Cash Accumulation
     Reserve Fund would be less than [          ] (after giving effect to all
     withdrawals and additions on such Distribution Date).

     Items (3) and (4) above are not Early Amortization Events for the Trust.

     A "RAPID AMORTIZATION PERIOD" for the [       ] Term Notes will commence
upon the occurrence of a Rapid Amortization Event and will end on the earliest
of (a) the date on which the [       ] Term Notes are paid in full and (b) the
Trust Termination Date.

     On each day during a Rapid Amortization Period for the [       ] Term
Notes, the [       ] Term Notes will be allocated their Principal Allocation
Percentage of Available Trust Principal and such amounts will be deposited in
the Note Distribution Account for the [       ] Term Notes. All amounts so
allocated during a Rapid Amortization Period will be paid to the holders of the
[       ] Term Notes on the related Distribution Date.

In addition, on the first Distribution Date during the Rapid Amortization Period, any amounts in respect of principal in the Cash Accumulation Account or
the Note Distribution Account for the [     ] Term Notes will be paid to the
holders of the [     ] Term Notes.

CERTAIN DEFINED TERMS

     "ADDITIONAL TRUST PRINCIPAL" means, for any Distribution Date, the amount, if any, of Available Trust Interest and funds in the Reserve Fund applied to cover the Trust Defaulted Amount or to cover unreimbursed Trust Charge-Offs on such Distribution Date.

     "AVAILABLE TRUST PRINCIPAL" means

          (a) for any day during a Collection Period, Trust Principal Collections for such day minus any amounts paid on such day to the Servicer as reimbursement for outstanding Servicer Liquidity Advances and

          (b) on the Distribution Date related to such Collection Period, the sum of

             (1) Additional Trust Principal, if any, for such Distribution Date,

             (2) the Cash Collateral Amount on such Distribution Date and

             (3) if such Distribution Date is related to the Wind Down Period or an Early Amortization Period for the Trust, and if the amount on deposit in the Reserve Fund on such Distribution Date exceeds zero, the Supplemental Principal Allocation for such current Distribution Date.

     "DETERMINATION DATE" means the tenth day of each calendar month, or if such tenth day is not a Business Day, the next succeeding Business Day.

     "ELIGIBLE INVESTMENTS" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which (at the time made) evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at any time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies then rating such obligations in the highest investment category granted thereby;

          (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies then rating such commercial paper in the highest investment category granted thereby;

          (d) investments in money market or common trust funds having a rating from each of the Rating Agencies then rating such funds in the highest investment category granted thereby for money market funds (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is an investment manager or advisor, so long as such fund shall have such rating, provided, however, that no funds in the Cash Accumulation
     Account or the Note Distribution Subaccount for the [     ] Term Notes
     shall be invested in Eligible Investments described in this clause (d));

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a Person with the Required Deposit Rating or otherwise approved by the Rating Agencies; and

          (g) any other investment permitted by each of the Rating Agencies,

in each case, other than as permitted by the Rating Agencies, maturing not later than the Business Day immediately preceding the next Distribution Date.

     "PRINCIPAL ALLOCATION PERCENTAGE" for a series of Notes (the "REFERENT SERIES") which requires Available Trust Principal to be retained or set aside during any period to fund principal payments with respect to the Referent Series on any date, is calculated as follows:

          (1) if such date does not relate to a Wind Down Period or an Early Amortization Period for the Trust:

                                  (Aggregate Principal Balance of Referent Series)
Principal Allocation Percentage  --------------------------------------------------
    for a Referent Series =         (Sum of Aggregate Principal Balance for all
                                                  Referent Series)

          where:

             "Aggregate Principal Balance of Referent Series" is

                  (A) with respect to any Referent Series of Term Notes, the aggregate initial principal balance with respect to such Referent Series or

                  (B) with respect to any Referent Series of Revolving Notes, the outstanding principal balance of such Referent Series as of the close of business on the day preceding the first day of the Payment Period with respect to such series.

             "Sum of Aggregate Principal Balance for all Referent Series" is the sum of the "Aggregate Principal Balance of Referent Series" for each series of Notes which is on that date a Referent Series

          (2) if such date relates to a Wind Down Period or an Early Amortization Period for the Trust:

                                  (Aggregate Principal Balance of Referent Series)
Principal Allocation Percentage  --------------------------------------------------
    for a Referent Series =         (Sum of Aggregate Principal Balance for each
                                                  Series of Notes)

          where:

             "Aggregate Principal Balance of Referent Series" is the aggregate outstanding principal balance of the Referent Series then outstanding on the last day of the Revolving Period

             "Sum of Aggregate Principal Balance for each Series of Notes" is the sum of the "Aggregate Principal Balance of Referent Series" for all series then outstanding on the last day of the Revolving Period, except for any series the principal balance of which has been fully paid or provided for (calculated for this purpose as though each outstanding series is a Referent Series on that date)

     "REQUIRED PAYMENT" means, for any series of Term Notes other than the
[          ] Term Notes, the amount of principal, if any, required by the terms of such Term Notes to be due and payable, or to be set aside in anticipation of a future payment of principal, on any specified date or dates. The term "Required Payment" is not used herein to describe amounts owing or required to
be set aside for the [     ] Term Notes.

     "SERVICER LIQUIDITY ADVANCE" means, for any series of Term Notes the terms of which provide for a Servicer Liquidity Advance, an advance by the Servicer to the Trust made to the extent a required principal payment for any series of Notes for any Distribution Date cannot otherwise be made, after giving effect to all issuances of securities and additional borrowings under the Revolving Notes on such Distribution Date, as they are available. However, the Servicer can only make Servicer Liquidity Advances to the extent that the Servicer, in its sole discretion, expects to recover such advances from subsequent Trust Principal Collections. Servicer Liquidity Advances with respect to a series of Term Notes will be reimbursed (a) if Available Trust Principal is being set aside for that series of Term Notes, out of that series' share of Available Trust Principal and
(b) if Available Trust Principal is not being set aside for Term Notes, out of a portion of Trust Principal Collections not to exceed a fraction, the numerator of which is the outstanding principal balance of that series of Term Notes and the denominator of which is the outstanding balance of all series of Notes as of
that date. The terms of the [     ] Term Notes do not provide for the Servicer
to make Servicer Liquidity Advances.

     "SUPPLEMENTAL PRINCIPAL ALLOCATION" means, for any Distribution Date related to the Wind Down Period or an Early Amortization Period for the Trust, an amount (not less than zero) equal to the lesser of:

          (a) the excess, if any, of

             (1) the product of

                  (A) the percentage equivalent of a fraction (which will never exceed 100%), the numerator of which is the Daily Trust Balance and the denominator of which is the principal balance of all Receivables (including Receivables owned by GMAC) in the Accounts included in the Pool of Accounts, in each case, as of the termination of the Revolving Period, and

                  (B) the aggregate amount of Principal Collections on all
             Receivables (including Receivables held by GMAC) in the Accounts in the Pool of Accounts for each day during the related Collection Period over

             (2) the aggregate amount of Trust Principal Collections for each day during the related Collection Period (provided that no amount will be included pursuant to clause (1)(B) or (2) for any day in such Collection Period that occurred during the Revolving Period) and

          (b) an amount equal to

             (1) the Daily Trust Balance as of the termination of the Revolving Period plus

             (2) the Cash Collateral Amount on the last day of the Revolving Period minus

             (3) the Available Trust Principal for each Distribution Date from and after the final Distribution Date for the Revolving Period through but excluding that current Distribution Date minus

             (4) the amount added to unreimbursed Trust Charge-Offs on each Distribution Date from and after the final Distribution Date for the Revolving Period through and including that current Distribution Date minus

             (5) Available Trust Principal for that current Distribution Date (assuming the Supplemental Principal Allocation for such Distribution Date was zero).

     "TRUST PRINCIPAL COLLECTIONS" means, for any date, the sum of (a) the amount of Principal Collections on Receivables held by the Trust and (b) the principal portion of all Warranty Payments and Administrative Purchase Payments, if any, on that date.

RESERVE FUND

     The Reserve Fund will be an Eligible Deposit Account established and maintained in the name of the Indenture Trustee for the benefit of the holders of Notes. On the Initial Closing Date, the Reserve Fund will be funded with the Reserve Fund Initial Deposit from the Seller in an amount equal to
[$          ]. The Reserve Fund is a "Reserve Fund" as contemplated by the
Prospectus. See "The Transfer and Servicing Agreements--Liquidity and Credit Support--Reserve Fund" in the Prospectus.

     Additional amounts may be deposited in the Reserve Fund (and the formula for the Reserve Fund Required Amount adjusted) in connection with the issuance of additional series of Term Notes or changes in the Specified Maximum Revolver Balance. In addition, the Seller, in its sole discretion, may at any time make additional deposits into the Reserve Fund as described in the Prospectus under "The Transfer and Servicing Agreements--Liquidity and Credit Support--Reserve Fund." The Seller is not obligated to make any such additional deposit and there can be no assurance that any such additional deposit will be made.

     If the amount in the Reserve Fund is less than the Reserve Fund Required Amount for any Distribution Date, the amount of such deficiency, to the extent funds are available as described above under "Application of Interest Collections," will be deposited into the Reserve Fund.

     Amounts on deposit in the Reserve Fund will be available to cover the Unsatisfied Deficiency Amount on each Distribution Date as described above under "Application of Interest Collections." Amounts on deposit in the Reserve Fund will be included in Available Trust Principal and applied to make the final principal payments on the Notes and the final distributions with respect to Certificate Balance on the Certificates during the Wind Down Period and any Early Amortization Period if and to the extent that, after giving effect to all other required applications of the Reserve Fund on such Distribution Date and all other amounts to be applied as Available Trust Principal on such Distribution Date, the application of the amount on deposit in the Reserve Fund as Available Trust Principal will reduce the outstanding principal balance on all Notes and the outstanding Certificate Balance with respect to all Certificates to zero (after giving effect to the payment and distribution of all amounts otherwise on deposit (or to be deposited) in the Distribution Accounts on such Distribution Date).

     If the amount in the Reserve Fund is more than the Reserve Fund Required Amount for any Distribution Date, the amount of such excess (unless otherwise agreed by the Seller) will be paid to the Seller as compensation for making the Reserve Fund Initial Deposit and other deposits, if any, into the Reserve Fund. On the Trust Termination Date, any funds remaining on deposit in the Reserve Fund will be distributed to the Seller.

     Any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund for a Collection Period will be Investment Proceeds and will be included in Available Trust Interest.

CASH ACCUMULATION RESERVE FUND

     The Trust will establish and maintain in the name of the Indenture Trustee,
an Eligible Deposit Account for the benefit of the holders of the [         ]
Term Notes (the "CASH ACCUMULATION RESERVE FUND"). The Cash Accumulation Reserve
Fund will be fully funded in the amount of [$             ] on the Initial
Closing Date. The Cash Accumulation Reserve Fund is available for the payment of
interest on the [         ] Term Notes to the extent described under "The
Transfer and Servicing Agreements--Application of Interest Collections" in this
Prospectus Supplement. The [         ] Term Notes will not have any rights to
amounts on deposit in the Cash Accumulation Reserve Fund or interest income thereon, except as described herein.

     The Seller, in its sole discretion, may at any time make additional deposits into the Cash Accumulation Reserve Fund. The Seller is not obligated to make any such additional deposit and there can be no assurance that any such additional deposit will be made.

     If the amount in the Cash Accumulation Reserve Fund on any Distribution Date is less than the Cash Accumulation Reserve Fund Required Amount for that Distribution Date, the amount of such deficiency, to the extent available as described above under "Application of Interest Collections," will be deposited into the Cash Accumulation Reserve Fund.

     On each Distribution Date, if the funds in the Cash Accumulation Reserve Fund (after giving effect to all other distributions or allocations on that Distribution Date) exceed the Cash Accumulation Reserve Fund Required Amount, that excess will be distributed first to reimburse Servicer Advances and second to the Seller. The Cash Accumulation Reserve Fund Required Amount will decline
on each Distribution Date as the [         ] Term Notes approach their Targeted
Final Payment Date. On repayment of
the entire outstanding principal balance of the [     ] Term Notes, any funds
remaining on deposit in the Cash Accumulation Reserve Fund will be paid to the Seller.

BASIS SWAPS

     On the Initial Closing Date, the Trust will enter into a basis swap (a "BASIS SWAP") with GMAC (in such capacity, the "BASIS SWAP COUNTERPARTY") with respect to each of the following:

     - the [     ] Term Notes (the "[     ] TERM NOTES BASIS SWAP")

     - the [     ] Revolving Note (the "[     ] REVOLVING NOTE BASIS SWAP")

     - the [     ] Certificates (the "[     ] CERTIFICATE BASIS SWAP")

     Each Basis Swap is intended to allow the Trust to receive interest at a rate determined by reference to the index upon which the rate of interest for the applicable series of Notes or Certificates or amounts payable under any related Specified Support Arrangement is based. In each case, the Trust will pay an interest rate determined by reference to the Prime Rate, on the one hand, and the Trust will receive a rate of interest determined by reference to LIBOR, as described herein.

     As set forth in the table below, for each Basis Swap, on each Distribution Date, the Basis Swap Counterparty will be obligated to pay to the Trust an amount equal to interest accrued during the related Collection Period preceding such Distribution Date, on the applicable Notional Amount shown in the following table, at a rate equal to LIBOR, with respect to such Distribution Date, plus a specified percentage for each day during such Collection Period divided by [360]. In exchange, on each Distribution Date, the Trust will be obligated to pay to the Basis Swap Counterparty an amount equal to interest accrued during
such Collection Period, on either the daily Term Notional Amount, the [     ]
Revolving Notional Amount or the [     ] Certificate Notional Amount at a per
annum rate equal to the Prime Rate for each day during such Collection Period divided by [360.]

----------------------------------------------------------------------------------------
                                                   AMOUNT DUE FROM         AMOUNT DUE
     BASIS SWAP            NOTIONAL AMOUNT        SWAP COUNTERPARTY      FROM THE TRUST
----------------------------------------------------------------------------------------
 [     ] Term Notes      Term Notional             LIBOR + [     %]        Prime Rate
 Basis Swap              Amount
----------------------------------------------------------------------------------------
 [     ] Revolving       [     ] Revolving         LIBOR + [     %]        Prime Rate
 Note Basis Swap         Notional Amount
----------------------------------------------------------------------------------------
 [     ] Certificate     [     ] Certificate       LIBOR + [     %]        Prime Rate
 Basis Swap              Notional Amount
----------------------------------------------------------------------------------------

     Under the Basis Swaps, on each Distribution Date the amount the Trust is obligated to pay will be netted against the amount the Basis Swap Counterparty is obligated to pay such that only the net amount will be due from the Trust or the Basis Swap Counterparty, as the case may be. Such amount will be payable out of Available Trust Interest as described above in clauses (2) and (3) of "Application of Interest Collections" or will be included in "Available Trust Interest," as defined above in "Application of Interest Collections--Certain Defined Terms."

     Each Basis Swap will terminate if, among other things, either party defaults in the payment of any amount due thereunder and if the Basis Swap Counterparty becomes insolvent. The termination of any Basis Swap upon such events will be an Early Amortization Event for the Trust and either a Cash Accumulation Event or, in the case of an insolvency event, a Rapid Amortization
Event, for the [     ] Term Notes.

     In some limited situations, the Trust may, without causing an Early Amortization Event, terminate, amend or modify the terms of any Basis Swap or enter into other Specified Support Arrangements without the consent of holders of the outstanding Notes or Certificates. These limited situations include:

          (1) in connection with the issuance of additional Term Notes, Revolving Notes or Certificates;

          (2) a change in the Specified Maximum Revolver Balance or any Series Specified Maximum Revolver Balance; or

          (3) the payment in full of any series of Term Notes.

The Trust must satisfy the conditions set forth in the Trust Sale and Servicing Agreement for such issuance or change, including, in the case of any such issuance or increase in the Specified Maximum Revolver Balance, confirmation from each Rating Agency that such issuance or increase will not result in a reduction or withdrawal of the rating of any outstanding Securities. See "The Transfer and Servicing Agreements--Additional Issuances; Changes in Specified Maximum Revolver Balance" in the Prospectus.

Certain Definitions

     "[     ] CERTIFICATE NOTIONAL AMOUNT" for any day during a Collection
Period equals the outstanding Certificate Balance of the [     ] Certificates as
of the last day of that Collection Period, including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Distribution Date during that Collection Period.

     "[     ] REVOLVING NOTIONAL AMOUNT" for any day during a Collection Period
equals the outstanding principal balance of the [     ] Revolving Note as of
that day, including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Distribution Date during that Collection Period.

     "TERM NOTIONAL AMOUNT" for any day during a Collection Period equals the
Unaccumulated Principal Balance of the [     ] Term Notes as of that day,
including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Distribution Date during that Collection Period.

OTHER LIQUIDITY AND CREDIT SUPPORT

     Distributions on the Certificates will be subordinated to payments on the Notes to the extent described herein. The Trust property will include the Basis Swaps, and the funds on deposit in the Reserve Fund, the Cash Accumulation Reserve Fund and the Certificate Reserve Fund. The Servicer may also make Servicer Liquidity Advances with respect to additional series of Term Notes issued hereafter if the terms of such additional Term Notes so provide. The Servicer will also make Servicer Advances as described above. The Servicer will
not make Servicer Liquidity Advances for the [     ] Term Notes. Initially, no
Certificate Reserve Fund will be established for the [     ] Certificates. Other
credit,
liquidity and other enhancement arrangements may be established in connection with the issuance of additional Securities or increases in the Specified Maximum Revolver Balance. There can be no assurance that any such arrangements will be
for the benefit of the holders of [     ] Term Notes.

DEFAULTS AND CHARGE-OFFS

     For any Distribution Date, Available Trust Interest will be available to cover the Trust Defaulted Amount as described in clause (3) under "Application of Interest Collections" above. To the extent that, for any Distribution Date, the allocated Available Trust Interest does not cover the full amount of the Trust Defaulted Amount through treatment of that Available Trust Interest as Additional Trust Principal, that deficiency will constitute an unreimbursed Trust Charge-Off. Unreimbursed Trust Charge-Offs will be covered on any subsequent Distribution Date out of Available Trust Interest and, to the extent available therefor, withdrawals from the Reserve Fund and the Certificate Reserve Fund, if any. For any date, unreimbursed Trust Charge-Offs will equal (subject to reduction as described below) the aggregate Trust Charge-Offs for all prior Distribution Dates unless and to the extent such Trust Charge-Offs have been so covered.

     The Daily Trust Invested Amount is reduced by the amount of unreimbursed Trust Charge-Offs and will therefore be reinstated to the extent any Trust Charge-Offs are reimbursed. Unreimbursed Trust Charge-Offs will be applied first to reduce the outstanding Certificate Balance of the Certificates and then to reduce the outstanding principal balance of the Notes. Interest payments on Securities will be reduced to the extent unreimbursed Trust Charge-Offs are applied against such Securities as of any Distribution Date.

     If unreimbursed Trust Charge-Offs exceed the Certificate Balance (calculated without reduction for Trust Charge-Offs) on the Stated Final Payment Date for a series of Notes, then the Trust will not owe to the holders of the
[     ] Term Notes the portion of such excess that is allocable to the [     ]
Term Notes, and the amount of unreimbursed Trust Charge-Offs will be permanently reduced by that allocation. Unreimbursed Trust Charge-Offs in excess of the Certificate Balance (calculated without reduction for Trust Charge-Offs) will be applied to the Notes on the basis of the Trust Interest Allocation Percentage of the Notes then outstanding (calculated without reduction for Trust Charge-Offs).

OPTIONAL PURCHASE BY THE SERVICER

     Notwithstanding anything in the Prospectus to the contrary, at any time from and after the time that:

     - the Daily Trust Balance is equal to or less than [10%] of the highest sum, at any time since the Initial Closing Date, of the Daily Trust Balance plus the Cash Collateral Amount plus amounts on deposit in the Cash Accumulation Account and the Note Distribution Account; and

     - either no Term Notes are outstanding or the Wind Down Period is in effect,

the Servicer may, at its option, purchase from the Trust, as of the last day of any Collection Period, all remaining Receivables and other assets then held by the Trust, at a price equal to the aggregate Administrative Purchase Payments for such Receivables plus the appraised value of such other assets (which price will not be less than the outstanding principal balance and unpaid interest on all Notes). Such amount will be treated as Trust Principal Collections received during such Collection Period to the extent of the principal portion of the aggregate Administrative Purchase Payments so paid, with the remainder being Trust Interest Collections.

TERMINATION

     The "SPECIFIED TRUST TERMINATION DATE" is April 1, 20[  ].

                              ERISA CONSIDERATIONS

     Although there is little guidance on the subject, the Seller believes that,
at the time of their issuance, the [     ] Term Notes would be treated as
indebtedness without substantial equity features for purposes of the Plan Assets
Regulation. The debt treatment of such [     ] Term Notes could change,
subsequent to their issuance, if the Issuer incurred losses. However, without
regard to whether [     ] Term Notes are treated as an equity interest for such
purposes, the acquisition or holding of [     ] Term Notes by or on behalf of a
Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the
purchase and holding of [     ] Term Notes by a Benefit Plan depending on the
type and circumstances of the plan fiduciary making the decision to acquire such
[     ] Term Notes. Included among these exemptions are: Prohibited Transaction
Class Exemption ("PTCE") 96-23, regarding transactions affected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset
managers." For additional information regarding treatment of the [     ] Term
Notes under ERISA, see "ERISA Considerations" in the Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Kirkland & Ellis, special tax counsel to the Seller, for
U.S. federal income tax purposes, the [     ] Term Notes will constitute
indebtedness. Each Term Noteholder, by the acceptance of an [     ] Term Note,
will agree to treat the [     ] Term Notes as indebtedness for federal, state
and local income and franchise tax purposes.

     All the [     ] Certificates issued on the Initial Closing Date will be
issued to the Seller. Accordingly, the Trust will be characterized as a division of the Seller for U.S. federal income tax purposes. See "Certain Federal Income Tax Consequences--Tax Characterization of the Trust" in the Prospectus. If the
Seller sells any of the [     ] Certificates or if the Trust issues additional
Certificates, this characterization may change. See "Certain Federal Income Tax Consequences--Tax Characterization and Treatment of Certificates" in the Prospectus.

     See "Certain Federal Income Tax Consequences" and "State and Local Tax Consequences" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase from the
Seller, the principal amount of [          ] Term Notes set forth opposite its
name below:

                   AGGREGATE PRINCIPAL AMOUNT TO BE PURCHASED

                     UNDERWRITER                           [ ] TERM NOTES
                     -----------                          -----------------
 ......................................................    $

                                                          -----------------
     Total............................................    $
                                                          =================

     The Seller has been advised by the Underwriters that the several Underwriters propose initially to offer the 1999-A Term Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a selling concession not in excess of the percentage set forth below for the 1999-A Term Notes. The Underwriters may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for the 1999-A Term Notes. After the initial public offering, the public offering price and such concessions may be changed.

                                                                SELLING
                                                               CONCESSION    REALLOWANCE
                                                               ----------    -----------
[       ] Term Notes.......................................     [     %]      [     %]

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to
the [       ] Term Notes in accordance with Regulation M under the Securities
Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position.
Stabilizing transactions permit bids to purchase the [       ] Term Notes so
long as the stabilizing bids do not exceed a specified maximum. Syndicate
covering transactions involve purchases of the [       ] Term Notes in the open
market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling
concession from a syndicate member when the [       ] Term Notes originally sold
by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering
transactions and penalty bids may cause the prices of the [       ] Term Notes
to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor any of the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     We will receive proceeds of approximately [$          ] from the sale of
the [       ] Term Notes, representing [       %] of the principal amount of the
[       ]

Term Notes, after paying the underwriting discount of [$          ],
representing [     %] of the principal amount of the [       ] Term Notes.
Additional offering expenses are estimated to be [$          ].

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain
legal matters relating to the [       ] Term Notes will be passed upon for the
Underwriters by Mayer, Brown & Platt. Mayer, Brown & Platt has from time to time represented, and is currently representing, General Motors Corporation and certain of its affiliates.

                            INDEX OF PRINCIPAL TERMS

                            TERM                                   PAGE
                            ----                                   ----
[       ] Certificate Basis Swap............................          S-43
[       ] Certificate Notional Amount.......................          S-44
[       ] Certificates......................................           S-2
[       ] Term Note Interest Rate...........................          S-14
[       ] Term Notes........................................           S-2
[       ] Term Notes Basis Swap.............................          S-43
[       ] Term Notes Monthly Available Amount...............          S-20
[       ] Term Notes Monthly Carrying Costs.................          S-21
[       ] Term Note Stated Final Payment Date...............          S-15
[       ] Term Note Targeted Final Payment Date.............          S-15
[          ] Revolving Note.................................           S-2
[          ] Revolving Note Basis Swap......................          S-43
[          ] Revolving Note Monthly Available Amount........          S-21
[          ] Revolving Note Monthly Carrying Costs..........          S-22
[          ] Revolving Note Stated Final Payment Date.......          S-17
[          ] Revolving Note Targeted Final Payment Date.....          S-17
[          ] Revolving Notional Amount......................          S-44
Additional Trust Principal..................................          S-38
Affirmative Extension.......................................          S-31
Aggregate Certificateholders' Interest......................          S-25
Aggregate Revolver Interest.................................          S-25
Available Trust Interest....................................          S-25
Available Trust Principal...................................          S-38
Average Principal Receivables Balance.......................          S-11
Basis Swap..................................................          S-43
Basis Swap Counterparty.....................................          S-43
Business Day................................................          S-14
Cash Accumulation Account...................................          S-37
Cash Accumulation Account Earnings..........................          S-25
Cash Accumulation Event.....................................          S-36
Cash Accumulation Period....................................          S-36
Cash Accumulation Reserve Fund Release Amount...............          S-25
Cash Accumulation Reserve Fund..............................          S-42
Cash Accumulation Reserve Fund Deposit Amount...............          S-25
Cash Accumulation Reserve Fund Required Amount..............          S-26
Certificate Balance.........................................          S-19
Certificate Rate............................................          S-18
Certificate Reserve Fund....................................          S-19
Certificateholders' Interest................................          S-26
Certificateholders' Interest Carryover Shortfall............          S-26
Deficiency Amount...........................................          S-23
Determination Date..........................................          S-38
Distribution Date...........................................          S-14
Eligible Investments........................................          S-38
Final Revolving Period Termination Date.....................          S-31
Fully Funded Date...........................................          S-26
Indenture...................................................          S-13
Indenture Trustee...........................................          S-13
Initial Closing Date........................................           S-8

                            TERM                                   PAGE
                            ----                                   ----
Initial Cut-Off Date........................................           S-8
Initial Distribution Date...................................          S-14
LIBOR.......................................................          S-14
LIBOR Business Day..........................................          S-14
Monthly Available Amount....................................          S-26
Monthly Carrying Costs......................................          S-26
Monthly Mismatch Amount.....................................          S-27
Net Losses..................................................          S-11
Non-Extension Election......................................          S-30
Note Distribution Subaccount................................          S-35
Note Distribution Subaccount Earnings.......................          S-35
Noteholders' Interest.......................................          S-27
Owner Trustee...............................................           S-8
Principal Allocation Percentage.............................          S-39
PTCE........................................................          S-46
Rapid Amortization Event....................................          S-37
Rapid Amortization Period...................................          S-37
Reference Bank Rate.........................................          S-14
Referent Series.............................................          S-39
Remaining Interest Amounts..................................          S-27
Required Payment............................................          S-40
Required Payment Period Length..............................          S-35
Reserve Fund Deposit Amount.................................          S-28
Reserve Fund Funding Condition..............................          S-33
Reserve Fund Required Amount................................          S-28
Reserve Fund Trigger Amount.................................          S-32
Revolver Interest...........................................          S-28
Revolver Interest Carryover Shortfall.......................          S-28
Revolver Interest Rate......................................          S-16
Scheduled Revolving Period Termination Date.................          S-30
Series Net Revolver Balance.................................          S-28
Series Shortfall............................................          S-28
Servicer Advance............................................          S-23
Servicer Liquidity Advance..................................          S-40
Shared Investment Proceeds..................................          S-28
Specified Certificate Percentage............................          S-32
Specified Maximum Revolver Balance..........................          S-17
Specified Support Arrangement...............................          S-28
Specified Trust Termination Date............................          S-46
Supplemental Principal Allocation...........................          S-40
Term Notional Amount........................................          S-44
Trust Estate................................................           S-8
Trust Interest Allocation...................................          S-29
Trust Interest Allocation Percentage........................          S-29
Trust Interest Collections..................................          S-29
Trust Percentage............................................          S-29
Trust Principal Collections.................................          S-41
Unaccumulated Principal Balance.............................          S-29
Unsatisfied Deficiency Amount...............................          S-23

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     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               ------------------

     UNTIL [            ], [  ], ALL DEALERS EFFECTING TRANSACTIONS IN THE
NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
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------------------------------------------------------
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                               SUPERIOR WHOLESALE
                        INVENTORY FINANCING TRUST [    ]

                               [$               ]
                     FLOATING RATE ASSET BACKED TERM NOTES,
                              SERIES [          ]

                     WHOLESALE AUTO RECEIVABLES CORPORATION
                                     SELLER

                                 GENERAL MOTORS
                             ACCEPTANCE CORPORATION
                                    SERVICER

                      ------------------------------------

                             PROSPECTUS SUPPLEMENT
                      ------------------------------------

                                  UNDERWRITERS

------------------------------------------------------
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